Exhibit 99.17(b)

VAN WAGONER FUNDS, INC.

STATEMENT OF ADDITIONAL INFORMATION

for the

Small-Cap Growth Fund	Post-Venture Fund
Growth Opportunities Fund	Technology Fund
Emerging Growth Fund	Mid-Cap Growth Fund

This Statement of Additional Information dated April 11, 2008 is meant to be read in conjunction with the Prospectus dated April 11, 2008, for the Small-Cap Growth Fund, Growth Opportunities Fund, Emerging Growth Fund, Post-Venture Fund, Technology Fund and Mid-Cap Growth Fund (collectively referred to as the “Funds”) and is incorporated by reference in its entirety into the Prospectus.  Because this Statement of Additional Information is not itself a prospectus, no investment in shares of these Funds should be made solely upon the information contained herein.  Copies of the Prospectus for the Funds may be obtained by calling 1-800-228-2121 or by writing Van Wagoner Funds, Inc., at P.O. Box 9682, Providence, Rhode Island 02940-9682.  Capitalized terms used but not defined herein have the same meanings as in the Prospectus.

The following financial statements are incorporated by reference to the Annual Report, dated December 31, 2007, of Van Wagoner Funds, Inc. (File No. 811-9116) as filed with the Securities and Exchange Commission on, March 7, 2008.

1.                                       Schedules of Investments as of December 31, 2007

2.                                       Statements of Assets and Liabilities as of December 31, 2007

3.                                       Statements of Operations for the Year Ended December 31, 2007

4.                                       Statements of Changes in Net Assets for the Years Ended December 31, 2006 and 2007

5.                                       Financial Highlights

6.                                       Notes to Financial Statements

7.                                       Report of Independent Registered Public Accounting Firm

Shareholders may obtain a copy of the Annual Report, without charge, by calling 1-800-228-2121.

Legal Counsel	44
Independent Registered Public Accounting Firm	44
Principal Underwriter	44
Distribution of Shares	45
PORTFOLIO TRANSACTIONS AND BROKERAGE	46
The Subadvisers Brokerage Policies	48
TAXES	50
CAPITAL STRUCTURE	53
SHAREHOLDER MEETINGS	53
RETIREMENT PLANS	55
PURCHASE, EXCHANGE AND REDEMPTION OF SHARES; DETERMINATION OF NET ASSET VALUE	55
FREQUENT PURCHASES AND REDEMPTIONS OF FUND SHARES	56
OTHER INFORMATION	57
APPENDIX A	58

No person has been authorized to give any information or to make any representations not contained in this Statement of Additional Information or in the Prospectus in connection with the offering made by the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Funds.  The Prospectus does not constitute an offering by the Funds in any jurisdiction in which such offering may not lawfully be made.

NEW DEVELOPMENTS AND IMPORTANT NEWS FOR SHAREHOLDERS

After careful consideration, your Board of Directors has approved important changes that may impact each of the Funds in the coming year.  First, the Post-Venture Fund, Technology Fund and Mid-Cap Growth Fund, which have been in the process of liquidation since March 1, 2003, will be re-opened to new investors as of the date of this Statement of Additional Information.  However, these Funds’ Officers and Board of Directors will continue to oversee these Funds’ investment programs and these Funds will continue to invest primarily in high quality short-term money market funds or instruments until shareholders approve new advisory arrangements for these Funds, as described below.  During this time, the interest earned by these Funds on their investments may be less than the Funds’ expenses (which are subject to a conditional expense cap of 3.99% of these Funds’ average daily net assets).  If shareholders do not approve new advisory arrangements for these Funds, the Board will consider available options, which may include liquidating these Funds.

Second, the Board has approved new advisory agreements with Van Wagoner Capital Management, Inc. (“VWCM” or the “Adviser”) and new subadvisory agreements with Husic Capital Management (“Husic”) and Insight Capital Research & Management, Inc. (“Insight”) for the Funds.  These agreements, however, will not take effect unless they are also approved by Fund shareholders at meetings to be held in 2008.  The Board has not, as of the date of this Statement of Additional Information, determined record or meeting dates for these meetings.  If approved by shareholders, each of the Funds would have new investment advisory arrangements, as outlined in the table below:

Fund	Current adviser	If approved, new advisers
Small-Cap Growth Fund	VWCM	Adviser: VWCM Subadviser: Insight
Growth Opportunities Fund	VWCM	Adviser: VWCM Subadviser: Husic
Emerging Growth Fund	VWCM	Adviser: VWCM Subadviser: Insight
Post-Venture Fund	None*	Adviser: VWCM Subadviser: Husic
Technology Fund	None*	Adviser: VWCM Subadviser: Insight
Mid-Cap Growth Fund	None*	Adviser: VWCM**

*  The Fund’s Officers and Board of Directors currently oversee the Fund’s investment program, without compensation.

**  If new advisory arrangements for the Mid-Cap Growth Fund are approved by its shareholders, it would implement its investment program by investing primarily in shares of other investment companies (commonly known as a “fund of funds”).

In light of these proposed changes, important information about VWCM, Husic and Insight, as well as the Funds’ investment programs under the proposed advisory arrangements, is presented below and in the Prospectus.  There may be other changes, including changes to the Funds’ names, which would be communicated to shareholders at a later date and would appear in subsequent updates to the Funds’ Prospectus and Statement of Additional Information.  Note, however, that none of these changes would take effect unless the new advisory arrangements are approved by shareholders.  More information about the proposed advisory agreements, VWCM, Husic and Insight will be available in proxy materials circulated in connection with the shareholder meetings.

The proxy materials will contain other important proposals affecting the Funds.  For example, the Funds will likely seek shareholder approval to operate as “manager of managers” Funds, whereby the Funds and VWCM would be able to hire, terminate and replace subadvisers without seeking separate shareholder approval for such actions.  If shareholder approval for this change is obtained, the Funds would still be required to obtain exemptive relief from the Securities and Exchange Commission (through an order or by rule, if adopted) to operate in this manner, and would be subject to the conditions of such relief.  More information about other important proposals will be available in proxy materials circulated by the Funds in connection with the shareholder meetings.

GENERAL INFORMATION AND FUND HISTORY

Van Wagoner Funds, Inc. (collectively referred to as the “Funds” or individually referred to as a “Fund”) constitute a single corporation (the “Company”) that was organized as a Maryland corporation on October 18, 1995.  The Small-Cap Growth Fund, Emerging Growth Fund and Mid-Cap Growth Fund commenced operations after the close of business on December 31, 1995.  Prior to April 30, 2002, the Small-Cap Growth Fund was known as the “Micro-Cap Growth Fund.”  The Post-Venture Fund commenced operations after the close of business on December 31, 1996 and the Technology Fund commenced operations after the close of business on December 31, 1997.  The Growth Opportunities Fund commenced operations on March 1, 2003.  The Post-Venture Fund, Technology Fund and Mid-Cap Growth Fund were in the process of liquidation and did not accept purchase orders from March 1, 2003 to the date of this Statement of Additional Information.

INVESTMENT STRATEGIES

The Company is an open-end, management investment company presently offering six diversified investment portfolios or Funds designed to offer investors an equity-oriented investment opportunity.  If the new advisory arrangements described above under “New Developments and Important News for Shareholders,” are approved by shareholders and shareholders approve reclassification of certain of the Funds, it is expected that the Growth Opportunities Fund and Post-Venture Fund would be reclassified as non-diversified investment portfolios.

The Small-Cap Growth Fund, Growth Opportunities Fund and Emerging Growth Fund are managed by Van Wagoner Capital Management Inc.  The Post-Venture Fund, Technology Fund and Mid-Cap Growth Fund are managed by the Company’s Board of Directors and Officers.  The Funds’ shares are distributed by PFPC Distributors, Inc.

The Funds’ Prospectus describes their principal investment strategies and risks.  This section expands upon that discussion and also discusses non-principal investment strategies and risks.  Please note that if new advisory arrangements for the Mid-Cap Growth Fund are approved by its shareholders, it would implement its investment program by investing primarily in shares of other investment companies (commonly known as a “fund of funds”).  Accordingly, if so approved, the non-principal investment strategies and risks described below would directly apply to the funds in which the Mid-Cap Growth Fund invests and thus indirectly to the Mid-Cap Growth Fund as an investor in those funds.  Special investment strategies applicable only to the underlying funds in which the Mid-Cap Growth Fund would invest are also discussed below.

Equity Securities.  Each Fund will invest in equity securities consistent with the Fund’s investment objective and strategies.  An equity security, or stock, represents a share of the ownership of a company; its value is based on the success of the company’s business, any income paid to stockholders, the value of its assets, and general market conditions.  Common stocks and preferred stocks are examples of equity securities.  Equity securities, such as common stocks, represent proportionate shares of ownership of a corporation outside of any bankruptcy or liquidation.  Preferred stocks are equity securities that often pay dividends at a specific rate and have a preference over common stocks in dividend payments and liquidation of assets.  Some preferred stocks may be convertible into common stock.  Convertible securities are securities (such as debt securities or preferred stock) that may be converted into or exchanged for a specified amount of common stock of the same or different issuer within a particular period of time at a specified price or formula.

To the extent a Fund invests in the equity securities of small or medium-size companies, it will be exposed to the risks of smaller sized companies.  Small and medium-size companies often have narrower markets for their goods and/or services and more limited managerial and financial resources than larger, more established companies.  Furthermore, those companies often have limited product lines, or services, markets, or financial resources, or are dependent on a small management group.  In addition, because these stocks are not well-known to the investing public, do not have significant institutional ownership, and are followed by relatively few security analysts, there will normally be less publicly available information concerning these securities compared to what is available for the securities of larger companies.  Adverse publicity and investor perceptions, whether or not based on fundamental analysis, can decrease the value and liquidity of securities held by a Fund.  As a result, their performance can be more volatile and they face greater risk of business failure, which could increase the volatility of a Fund’s shares.

Money Market Instruments.  Each Fund may invest in a variety of money market instruments for temporary defensive purposes, pending investment, to meet anticipated redemption requests and/or to retain the flexibility to respond promptly to changes in market and economic conditions.  The Post-Venture Fund, Technology Fund and Mid-Cap Growth Fund invest primarily in high quality short-term money market funds or instruments, and intend to do so until new advisory arrangements are approved by these Funds’ shareholders.  See “New Developments and Important News for Shareholders” above.

Each of the Funds may invest in commercial paper and other cash equivalents rated A-1 or A-2 by Standard & Poor’s (“S&P”) or Prime-1 or Prime-2 by Moody’s, commercial paper master notes (which are demand instruments bearing interest at rates which are fixed to known lending rates and automatically adjusted when such lending rates change) of issuers whose commercial paper is rated A-1 or A-2 by S&P or Prime-1 or Prime-2 by Moody’s, and (in the case of the Small-Cap Growth Fund, Growth Opportunities Fund and Emerging Growth Fund) unrated debt securities which are deemed by the Adviser to be of comparable quality.  Each of the Funds may also invest in United States Treasury Bills and Notes, Certificates of Deposit of domestic branches of U.S. banks and corporate bonds with remaining maturities of 13 months or less.  For debt obligations other than commercial paper, these securities are limited to those rated at least Aa by Moody’s or AA by S&P, or (in the case of the Small-Cap Growth Fund, Growth Opportunities Fund and Emerging Growth Fund) unrated but deemed by the Adviser to be of comparable quality.  Credit ratings for debt securities provided by rating agencies evaluate the safety of principal and interest payments, not market value risk.  The rating of an issuer is a rating agency’s view of past and future potential developments related to the issuer and may not necessarily reflect actual outcomes.  There can be a lag between the time of developments relating to an issuer and the time a rating is assigned and updated.

Commercial paper represents short-term unsecured promissory notes issued in bearer form by banks or bank holding companies, corporations and finance companies.  Certificates of deposit are generally negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return.  Bankers’ acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are “accepted” by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity.  Fixed time deposits are bank obligations payable at a stated maturity date and bearing interest at a fixed rate.  Fixed time deposits may be withdrawn on demand by the investor, but may be subject to early withdrawal penalties that vary depending upon market conditions and the remaining maturity of the obligation.  There are no contractual restrictions on the right to transfer a beneficial interest in a fixed time deposit to a third party, although there is no market for such deposits.  Bank notes and bankers’ acceptances rank junior to deposit liabilities of the bank and pari passu with other senior, unsecured obligations of the bank.  Bank notes are classified as “other borrowings” on a bank’s balance sheet, while deposit notes and certificates of deposit are classified as deposits.  Bank notes are not insured by the Federal Deposit Insurance Corporation or any other insurer.  Deposit notes are insured by the Federal Deposit Insurance Corporation only to the extent of $100,000 per depositor per bank.  The market prices of debt securities fluctuate depending on such factors as interest rates, credit quality and maturity.  In general, market prices of debt securities decline when interest rates rise and increase when interest rates fall.

Each Fund’s investment in money market instruments for the foregoing reasons may also include securities issued by other investment companies that invest in high quality, short-term debt securities (i.e., money market instruments).  In addition to the advisory fees and other expenses a Fund bears directly in connection with its own operations, as a shareholder of another investment company, a Fund would bear its pro rata portion of the other investment company’s advisory fees and other expenses, and such fees and other expenses will be borne indirectly by the Fund’s shareholders.  See “Investment Companies” below.

Repurchase Agreements.  Each Fund may agree to purchase portfolio securities from financial institutions subject to the seller’s agreement to repurchase them at a mutually agreed upon date and price (“repurchase agreements”).  Although the securities subject to a repurchase agreement may bear maturities exceeding one year, settlement for the repurchase agreement will never be more than one year after a Fund’s acquisition of the securities and normally will be within a shorter period of time.  Securities subject to repurchase agreements are held either by the Funds’ custodian or subcustodian (if any), or in the Federal Reserve/Treasury Book-Entry System.  The seller under a repurchase agreement will be required to maintain the value of the securities subject to the agreement in an amount exceeding the repurchase price (including accrued interest).  Repurchase agreements may be considered loans to the seller, collateralized by the underlying securities.  The risk to a Fund is limited to the ability of the seller to pay the agreed upon sum on the repurchase date; in the event of default, the repurchase agreement provides that a Fund is entitled to sell the underlying collateral.  If the value of the collateral declines after the agreement is entered into, however, and if the seller defaults under a repurchase agreement when the value of the underlying collateral is less than the repurchase price, a Fund could incur a loss of both principal and interest.  The Adviser monitors the value of the collateral at the time the agreement is entered into and at all times during the term of the repurchase agreement in an effort to determine that the value of the collateral always equals or exceeds the agreed upon repurchase price to be paid to a Fund.  If the seller were to be subject to a federal bankruptcy proceeding, the ability of a Fund to liquidate the collateral could be delayed or impaired because of certain provisions of the bankruptcy laws.  Repurchase agreements will be acquired in accordance with procedures established by the Company’s Board of Directors, which are designed to evaluate the creditworthiness of the other parties to the repurchase agreements.

United States Government Securities.  Each Fund may invest in Treasury securities which differ only in their interest rates, maturities and times of issuance.  Treasury Bills have initial maturities of one year or less; Treasury Notes have initial maturities of one to ten years; and Treasury Bonds generally have initial maturities of greater than ten years.

In addition, a Fund may invest in securities or obligations of U.S. government agencies or instrumentalities.  U.S. government agencies or instrumentalities which issue or guarantee securities include the Federal National Mortgage Association, Government National Mortgage Association, Federal Home Loan Banks, Federal Home Loan Mortgage Corporation, Federal Intermediate Credit Banks, Federal Land Banks, Tennessee Valley Authority, Inter-American Development Bank, Asian Development Bank, Student Loan Marketing Association and the International Bank for Reconstruction and Development.

Except for U.S. Treasury securities, obligations of U.S. government agencies and instrumentalities may or may not be supported by the full faith and credit of the U.S.  Some are backed by the right of the issuer to borrow from the Treasury; others by discretionary authority of the U.S. government to purchase the agencies’ obligations; while still others, such as the Student Loan Marketing Association, are supported only by the credit of the instrumentality.  In the case of securities not backed by the full faith and credit of the U.S., the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, and may not be able to assert a claim against the U.S. itself in the event the agency or instrumentality does not meet its commitment.  A Fund will invest in securities of such an instrumentality only when the Investment Adviser is satisfied that the credit risk with respect to any instrumentality is acceptable.

Restricted or Illiquid Securities.  Each Fund may invest up to 15% of its net assets in illiquid securities (i.e., securities that cannot be disposed of within seven days in the normal course of business at approximately the amount at which the Fund has valued the securities).  The Board of Directors or its delegate has the ultimate authority to determine which securities are liquid or illiquid for purposes of this limitation.  The Funds will not invest in private placements without the prior approval of the Board of Directors.  Certain securities exempt from registration or issued in transactions exempt from registration (“restricted securities”) under the Securities Act of 1933, as amended (“Securities Act”) that may be resold pursuant to Rule 144A or Regulation S under the Securities Act, may be considered liquid.  Although the Board of Directors currently has responsibility for the determination of the liquidity of a security, the Board may, in the future, delegate such responsibility to the Adviser.  Although no definite quality criteria are used, the Board of Directors considers such factors as (i) the nature of the market for a security (including the institutional private or international resale market), (ii) the terms of these securities or other instruments allowing for the disposition to a third party or the issuer thereof (e.g., certain repurchase obligations and demand instruments), (iii) the availability of market quotations (e.g., for securities quoted in PORTAL system), and (iv) other permissible relevant factors.  Certain securities are deemed illiquid by the Securities and Exchange Commission (the “SEC”) including repurchase agreements maturing in greater than seven days and options not listed on a securities exchange or not issued by the Options Clearing Corporation.  These securities will be treated as illiquid and subject to the Funds’ limitation on illiquid securities.  Because an active market may not exist for illiquid securities, the Funds may experience delays and additional cost when trying to sell illiquid securities.

Restricted securities may be sold in privately negotiated or other exempt transactions, qualified non-U.S. transactions, such as under Regulation S, or in a public offering with respect to which a registration statement is in effect under the Securities Act.  Where registration is required, a Fund may be obligated to pay all or part of the registration expenses and a considerable time may elapse between the decision to sell and the sale date.  If, during such period, adverse market conditions were to develop, a Fund might obtain a less favorable price than prevailed when it decided to sell.  Restricted securities will be priced at fair value as determined in good faith pursuant to the Funds’ fair value pricing policy.

If through the appreciation of illiquid securities or the depreciation of liquid securities, a Fund should be in a position where more than 15% of the value of its net assets are invested in illiquid assets, including restricted securities which are not readily marketable, the Fund will take such steps as it deems advisable, if any, to reduce the percentage of such securities to 15% or less of the value of its net assets.

OTC Transactions.  Notwithstanding the below, the Post-Venture Fund, Technology Fund and Mid-Cap Growth Fund do not intend to invest in over-the-counter transactions  until shareholders approve the new advisory arrangements applicable to these Funds, at which time these Funds’ new investment programs would be implemented.  See the description of these Funds in the Prospectus and “New Developments and Important News for Shareholders” above.

It is possible that the Funds may engage in transactions involving securities traded on “over the counter” (“OTC”) markets.  In general, there is less governmental regulation and supervision in the OTC markets than of transactions entered into on an organized exchange.  In addition, many of the protections afforded to participants on some organized exchanges, such as the performance guarantee of an exchange clearinghouse, will not be available in connection with OTC transactions.  This exposes the Funds to the risks that a counterparty will not settle a transaction because of a credit or liquidity problem or because of disputes over the terms of the contract.  Therefore, to the extent that the Funds engage in trading on OTC markets, the Funds could be exposed to greater risk of loss through default than if it confined its trading to regulated exchanges.

Initial Public Offerings.  Notwithstanding the below, the Post-Venture Fund, Technology Fund and Mid-Cap Growth Fund do not intend to invest in initial public offerings until shareholders approve the new advisory arrangements applicable to these Funds, at which time these Funds’ new investment programs would be implemented.  See the description of these Funds in the Prospectus and “New Developments and Important News for Shareholders” above.

A Fund may purchase shares in initial public offerings (IPOs).  Because IPO shares frequently are volatile in price, the Funds may hold IPO shares for a very short period of time.  This may increase the turnover of a Fund’s portfolio and may lead to increased expenses to the Fund, such as commissions and transaction costs.  By selling shares, a Fund may realize taxable capital gains that it will subsequently distribute to shareholders.  Investing in IPOs has added risks because their shares are frequently volatile in price.  As a result, their performance can be more volatile and they face greater risk of business failure, which could increase the volatility of a Fund’s portfolio.

Options.  Notwithstanding the below, the Post-Venture Fund, Technology Fund and Mid-Cap Growth Fund do not intend to invest in options until shareholders approve the new advisory arrangements applicable to these Funds, at which time these Funds’ new investment programs would be implemented.  See the description of these Funds in the Prospectus and “New Developments and Important News for Shareholders” above.

General.  Each Fund may purchase and write (i.e. sell) put and call options.  Such options may relate to particular securities or stock indices, and may or may not be listed on a domestic or foreign securities exchange and may or may not be issued by the Options Clearing Corporation.  Options trading is a highly specialized activity that entails greater than ordinary investment risk.  Options may be more volatile than the underlying instruments, and therefore, on a percentage basis, an investment in options may be subject to greater fluctuation than an investment in the underlying instruments themselves.

A call option for a particular security gives the purchaser of the option the right to buy, and the writer (seller) the obligation to sell, the underlying security at the stated exercise price at any time prior to the expiration of the option, regardless of the market price of the security.  The premium paid to the writer is in consideration for undertaking the obligation under the option contract.  A put option for a particular security gives the purchaser the right to sell the security at the stated exercise price at any time prior to the expiration date of the option, regardless of the market price of the security.

Stock index options are put options and call options on various stock indexes.  In most respects, they are identical to listed options on common stocks.  The primary difference between stock options and index options occurs when index options are exercised.  In the case of stock options, the underlying security, common stock, is delivered.  However, upon the exercise of an index option, settlement does not occur by delivery of the securities comprising the index.  The option holder who exercises the index option receives an amount of cash if the closing level of the stock index upon which the option is based is greater than, in the case of a call, or less than, in the case of a put, the exercise price of the option.  This amount of cash is equal to the difference between the closing price of the stock index and the exercise price of the option expressed in dollars times a specified multiple.  A stock index fluctuates with changes in the market value of the stocks included in the index.  For example, some stock index options are based on a broad market index, such as the Standard & Poor’s 500 Index or the Value Line Composite Index or a narrower market index, such as the Standard & Poor’s 100.  Indexes may also be based on an industry or market segment, such as the AMEX Oil and Gas Index or the Computer and Business Equipment Index.  Options on stock indexes are currently traded on the following exchanges:  the Chicago Board Options Exchange, the New York Stock Exchange, the American Stock Exchange, the Pacific Stock Exchange, and the Philadelphia Stock Exchange.

A Fund’s obligation to sell an instrument subject to a call option written by it, or to purchase an instrument subject to a put option written by it, may be terminated prior to the expiration date of the option by the Fund’s execution of a closing purchase transaction, which is effected by purchasing on an exchange an option of the same series (i.e., same underlying instrument, exercise price and expiration date) as the option previously written.  A closing purchase transaction will ordinarily be effected to realize a profit on an outstanding option, to prevent an underlying instrument from being called, to permit the sale of the underlying instrument or to permit the writing of a new option containing different terms on such underlying instrument.  The cost of such a liquidation purchase plus transaction costs may be greater than the premium received upon the original option, in which event the Fund will have incurred a loss in the transaction.  There is no assurance that a liquid secondary market will exist for any particular option.  An option writer, unable to effect a closing purchase transaction, will not be able to sell the underlying instrument or liquidate the assets held in a segregated account, or liquidate the assets used to cover its obligation as described below, until the option expires or the optioned instrument is delivered upon exercise with the result that the writer in such circumstances will be subject to the risk of market decline or appreciation in the instrument during such period.

If an option purchased by a Fund expires unexercised, the Fund realizes a loss equal to the premium paid.  If a Fund enters into a closing sale transaction on an option purchased by it, the Fund will realize a gain if the premium received by the Fund on the closing transaction is more than the premium paid to purchase the option, or a loss if it is less.  If an option written by a Fund expires on the stipulated expiration date or if a Fund enters into a closing purchase transaction, it will realize a gain (or loss if the cost of a closing purchase transaction exceeds the net premium received when the option is sold).   If a call option written by a Fund is exercised, the proceeds of the sale of the underlying instrument will be increased by the net premium received when the option was written and the Fund will realize a gain or loss on the sale of the underlying instrument.  If a put option written by a Fund is exercised, the Fund’s basis in the underlying instrument will be reduced by the net premium received when the option was written.

Federal Tax Treatment of Options.  Certain option transactions have special tax results for the Funds.  Expiration of a call option written by a Fund will result in short-term capital gain.  If the call option is exercised, the Fund will realize a gain or loss from the sale of the security covering the call option and, in determining such gain or loss, the option premium will be included in the proceeds of the sale.

If a Fund writes options other than “qualified covered call options,” as defined in Section 1092 of the Internal Revenue Code of 1986, as amended (the “Code”), or purchases puts, any losses on such options transactions, to the extent they do not exceed the unrealized gains on the securities covering the options, may be subject to deferral until the securities covering the options have been sold.

In the case of transactions involving “nonequity options,” as defined in and subject to the rules of Code Section 1256, the Funds will treat any gain or loss arising from the lapse, closing out or exercise of such positions as 60% long-term and 40% short-term capital gain or loss as required by Section 1256 of the Code.  In addition, such positions must be marked-to-market as of the last business day of the year, and gain or loss must be recognized for federal income tax purposes in accordance with the 60%/40% rule discussed above even though the position has not been terminated.  A “nonequity option” subject to the rules of Code Section 1256 includes options involving stock indexes such as the Standard & Poor’s 500 and 100 indexes.

Certain Risks Regarding Options.  There are several risks associated with transactions in options.  For example, there are significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives.  Options prices are affected by such factors as current and anticipated short-term interest rates, changes in the volatility of the underlying instrument, and the time remaining until expiration of the contract, which may not affect security prices the same way.  In addition, a liquid secondary market for particular options, whether traded over-the-counter or on an exchange, may be absent for reasons which include the following: there may be insufficient trading interest in certain options; restrictions may be imposed by an exchange on opening transactions or closing transactions or both; trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options or underlying securities or currencies; unusual or unforeseen circumstances may interrupt normal operations on an exchange; the facilities of an exchange or the Options Clearing Corporation may not at all times be adequate to handle current trading value; or one or more exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that exchange (or in that class or series of options) would cease to exist, although outstanding options that had been issued by the Options Clearing Corporation as a result of trades on that exchange would continue to be exercisable in accordance with their terms.

Successful use by the Funds of options on stock indexes will be subject to the ability of the Adviser to correctly predict movements in the directions of the stock market.  This requires different skills and techniques than predicting changes in the prices of individual securities.  In addition, a Fund’s ability to effectively hedge all or a portion of the securities in its portfolio, in anticipation of or during a market decline, through transactions in put options on stock indexes, depends on the degree to which price movements in the underlying index correlate with the price movements of the securities held by a Fund.  Inasmuch as a Fund’s securities will not duplicate the components of an index, the correlation will not be perfect.  Consequently, each Fund will bear the risk that the prices of its securities being hedged will not move in the same amount as the prices of its put options on the stock indexes.  It is also possible that there may be a negative correlation between the index and a Fund’s securities which would result in a loss on both such securities and the options on stock indexes acquired by the Fund.

The hours of trading for options may not conform to the hours during which the underlying securities are traded.  To the extent that the options markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying markets that cannot be reflected in the options markets.  The purchase of options is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions.  The purchase of stock index options involves the risk that the premium and transaction costs paid by a Fund in purchasing an option will be lost as a result of unanticipated movements in prices of the securities comprising the stock index on which the option is based.

There is no assurance that a liquid secondary market on an options exchange will exist for any particular option, or at any particular time, and for some options no secondary market on an exchange or elsewhere may exist.  If a Fund is unable to close out a call option on securities that it has written before the option is exercised, the Fund may be required to purchase the optioned securities in order to satisfy its obligation under the option to deliver such securities.  If a Fund is unable to effect a closing sale transaction with respect to options on securities that it has purchased, it would have to exercise the option in order to realize any profit and would incur transaction costs upon the purchase and sale of the underlying securities.  Further, if the secondary market for a contract is not liquid, a Fund may be required to hold a position until delivery or expiration regardless of changes in its value.  As a result, the Fund’s access to other assets held to cover its options could also be impaired.

Cover for Options Positions.  Transactions using options (other than options that a Fund has purchased) expose a Fund to an obligation to another party.  A Fund will not enter into any such transactions unless it owns either (1) an offsetting (“covered”) position in securities or other options or (2) cash or liquid securities with a value sufficient at all times to cover its potential obligations not covered as provided in (1) above.  Each Fund will comply with SEC guidelines regarding cover for these instruments and, if the guidelines so require, maintain cash or liquid securities with its Custodian in the prescribed amount.  Under current SEC guidelines, the Funds will maintain assets with its Custodian to cover transactions in which the Funds write or sell options.

Assets used as cover cannot be sold while the position in the corresponding option is open, unless they are replaced with similar assets.  As a result, the commitment of a large portion of a Fund’s assets to cover option obligations could impede portfolio management or the Fund’s ability to meet redemption requests or other current obligations.

Short Sales.  Notwithstanding the below, the Post-Venture Fund, Technology Fund and Mid-Cap Growth Fund do not intend to engage in short sales  until shareholders approve the new advisory arrangements applicable to these Funds, at which time these Funds’ new investment programs would be implemented.  See the description of these Funds in the Prospectus and “New Developments and Important News for Shareholders” above.

Each Fund may seek to hedge investments or realize additional gains through short sales.  Short sales are transactions in which a Fund sells a security it does not own in anticipation of a decline in the market value of that security.  To complete such a transaction, the Fund must borrow the security to make delivery to the buyer.  The Fund is then obligated to replace the security borrowed by purchasing it at the market price at the time of replacement.  The price at such time may be more or less than the price at which the security was sold by the Fund.  Until the security is replaced, the Fund is required to repay the lender any dividends or interest which accrue during the period of the loan.  To borrow the security, the Fund also may be required to pay a premium, which would increase the cost of the security sold.  The net proceeds of the short sale will be retained by the broker, to the extent necessary to meet margin requirements, until the short position is closed out.  The Fund also will incur transaction costs in effecting short sales.

A Fund will incur a loss as a result of a short sale if the price of the security increases between the date of the short sale and the date on which the Fund replaces the borrowed security.   Because the Fund’s loss on a short sale stems from increases in the value of the security sold short, the extent of such loss, like the price of the security sold short, is theoretically unlimited.  By contrast, a Fund’s loss on a long position arises from decreases in the value of the security and therefore is limited by the fact that a security’s value cannot drop below zero.  The Fund will realize a gain if the price of the security declines in price between the date of the short sale and the date on which the Fund replaces the borrowed security.  The amount of any gain will be decreased, and the amount of any loss increased, by the amount of the premium, dividends or interest the Fund may be required to pay, if any, in connection with a short sale.  In order to borrow the security, a Fund may be required to pay compensation to the lender for securities that are difficult to borrow due to demand or other factors.

There is no guarantee that a Fund will be able to close out a short position at any particular time or at a particular price.  During the time that a Fund is short a security, it is subject to the risk that the lender of the security will terminate the loan at a time when the Fund is unable to borrow the same security from another lender.  If that occurs, the Fund may be “bought in” at the price required to purchase the security needed to close out the short position, which may be a disadvantageous price.

The Funds may each make short sales “against the box,” i.e., when a security identical to or convertible or exchangeable into one owned by the Fund is borrowed and sold short.

Cover for Short Sales.  Whenever a Fund engages in short sales, it maintains cash or liquid securities in an amount that, when combined with the amount of collateral deposited with the broker in connection with the short sale, equals the current market value of the security sold short.  The assets so maintained are marked to market daily.

Investment Companies.  Except as noted below, each Fund currently intends to limit its investments in securities issued by other investment companies so that, as determined immediately after a purchase of such securities is made, either: (a) not more than 5% of the value of the Fund’s total assets will be invested in the securities of any one investment company; (b) not more than 10% of the value of its total assets will be invested in the aggregate in securities of investment companies as a group; and (c) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Funds.  In reliance on Rule 12d1-1 under the Investment Company Act of 1940, as amended (the “Investment Company Act”), the Funds’ investments in shares of money market funds are not subject to these limitations.  In addition, if new advisory arrangements are approved for the Mid-Cap Growth by its shareholders, that Fund would rely on Section 12(d)(1)(G) of the Investment Company Act and the rules thereunder to invest in shares of other investment companies, and would not be subject to these limitations.

The Funds may also invest in exchange-traded funds (“ETFs”), including actively-managed ETFs.  Index-based ETFs are traded like individual stocks on an exchange, but they represent baskets of securities that seek to track the performance of certain indexes.  The indexes include not only broad-market indexes but more specific indexes as well, including those relating to particular sectors, countries and regions.  Actively-managed ETFs generally follow quantitative security selection methodologies, but security selection may not correspond to any particular index, and the ETF’s net asset value may differ from that of any index.  A Fund may invest in ETFs for short-term cash management or as part of its overall investment strategy.

Like equity investments, investments in securities issued by other investment companies (including ETFs) may go up or down in value.  The traded price of an ETF may not track its net asset value.  They also may not perform in correlation with the Fund’s principal strategies.  If a Fund invests in securities issued by other investment companies (including ETFs), shareholders will bear their proportionate share of the Fund’s expenses, and also similar expenses of the underlying investment company or ETF, and the Fund’s returns could therefore be lower than if it had invested directly in the underlying securities.

Warrants.  Notwithstanding the below, the Post-Venture Fund, Technology Fund and Mid-Cap Growth Fund do not intend to invest in warrants until shareholders approve the new advisory arrangements applicable to these Funds, at which time these Funds’ new investment programs would be implemented.  See the description of these Funds in the Prospectus and “New Developments and Important News for Shareholders” above.

The Funds may purchase warrants and similar rights, which are privileges issued by corporations enabling the owners to subscribe to and purchase a specified number of shares of the corporation at a specified price during a specific period of time.  A Fund will make such investments only if the underlying equity securities are deemed appropriate by the Adviser for inclusion in a Fund’s portfolio.  The purchase of warrants involves the risk that a Fund could lose the purchase price of a warrant if the right to subscribe to additional shares is not exercised prior to the warrant’s expiration.  Also, the purchase of warrants involves the risk that the effective price paid for the warrant added to the subscription price of the related security may exceed the value of the subscribed security’s market price such as when there is no movement in the level of the underlying security.  A Fund will not invest more than 5% of its net assets, taken at market value, in warrants, or more than 2% of its net assets, taken at market value, in warrants not listed on the New York or American Stock Exchanges or a major foreign exchange.  Warrants attached to other securities acquired by a Fund are not subject to this restriction.

Convertible Securities and “Junk Bonds”.  Notwithstanding the below, the Post-Venture Fund, Technology Fund and Mid-Cap Growth Fund do not intend to invest in convertible securities until shareholders approve the new advisory arrangements applicable to these Funds, at which time these Funds’ new investment programs would be implemented.  See the description of these Funds in the Prospectus and “New Developments and Important News for Shareholders” above.

Each Fund may invest in convertible securities.  A convertible security may be converted either at a stated price or rate within a specified period of time into a specified number of shares of common stock.  By investing in convertible securities, a Fund seeks the opportunity, through the conversion feature, to participate in a portion of the capital appreciation of the common stock into which the securities are convertible, while earning higher current income than is available from the common stock.  Convertible securities entitle the holder to receive interest paid or accrued on debt or the dividend paid on preferred stock until the convertible securities mature or are redeemed, converted or exchanged.  Prior to conversion, convertible securities have characteristics similar to ordinary debt securities or preferred stocks in that they normally provide a stable stream of income with generally higher yields than those of common stock of the same or similar issuers.  Convertible securities rank senior to common stock in a corporation’s capital structure.  A convertible security may be subject to redemption at the option of the issuer at a predetermined price.  If a convertible security held by a Fund is called for redemption, the Fund would be required to permit the issuer to redeem the security and convert it to underlying common stock or to cash, or would sell the convertible security to a third party, which may have an adverse effect on the Fund.  A convertible security may feature a put option that permits the holder of the convertible security to sell that security back to the issuer at a predetermined price.

In selecting convertible securities for the Funds, the Adviser will consider among other factors, its evaluation of the creditworthiness of the issuers of the securities; the interest or dividend income generated by the securities; the potential for capital appreciation of the securities and the underlying common stocks; the prices of the securities relative to other comparable securities and to the underlying common stocks; whether the securities are entitled to the benefits of sinking funds or other protective conditions; diversification of a Fund’s portfolio as to issuers; and whether the securities are rated by a rating agency and, if so, the ratings assigned.

The value of convertible securities is a function of their investment value (determined by yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and their conversion value (their worth, at market value, if converted into the underlying common stock).  The investment value of convertible securities is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline, and by the credit standing of the issuer and other factors.  The conversion value of convertible securities is determined by the market price of the underlying common stock.  If the conversion value is low relative to the investment value, the price of the convertible securities is governed principally by their investment value.  To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible securities will be increasingly influenced by their conversion value.  In addition, convertible securities generally sell at a premium over their conversion value determined by the extent to which investors place value on the right to acquire the underlying common stock while holding fixed income securities.

Capital appreciation for a Fund may result from an improvement in the credit standing of an issuer whose securities are held in the Fund or from a general lowering of interest rates, or a combination of both.  Conversely, a reduction in the credit standing of an issuer whose securities are held by a Fund or a general increase in interest rates may be expected to result in capital depreciation to the Fund.

Typically, the convertible debt securities in which the Funds will invest will be of a quality less than investment grade (so-called “junk bonds”).  The Funds will, however, limit their investment in non-investment grade convertible debt securities to no more than 5% of the respective net assets at the time of purchase and will not acquire convertible debt securities rated below B by Moody’s or S&P, or unrated securities deemed by the Adviser to be of comparable quality.  Junk bonds, while generally offering higher yields than investment grade securities with similar maturities, involve greater risks, including the possibility of default or bankruptcy.  They are regarded as predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal.  The market prices of these securities may fluctuate more than those of higher quality securities and may decline significantly in periods of general economic difficulty.  It may be more difficult to dispose of, and to determine the value of, lower rated debt securities.  The special risk considerations in connection with investments in these securities are discussed below.  Refer to Appendix A of this Statement of Additional Information for a discussion of securities ratings.

Effect on Interest Rates and Economic Changes.  All interest-bearing securities typically experience appreciation when interest rates decline and depreciation when interest rates rise.  The market values of junk bond securities tend to reflect individual corporate developments to a greater extent than do higher-rated securities, which react primarily to fluctuations in the general level of interest rates.  Junk bond securities also tend to be more sensitive to economic conditions than are higher-rated categories.  During an economic downturn or a sustained period of rising interest rates, highly leveraged issuers of junk bond securities may experience financial stress and may not have sufficient revenues to meet their payment obligations.  The risk of loss due to default by an issuer of these securities is significantly greater than issuers of higher-rated securities because such securities are generally unsecured and are often subordinated to other creditors.  Further, if the issuer of a junk bond security defaulted, a Fund might incur additional expenses to seek recovery.  Periods of economic uncertainty and changes would also generally result in increased volatility in the market prices of these securities and thus in a Fund’s net asset value.

As previously stated, the value of a junk bond security will generally decrease in a rising interest rate market, and accordingly so will a Fund’s net asset value.  If a Fund experiences unexpected net redemptions in such a market, it may be forced to liquidate a portion of its portfolio securities without regard to their investment merits.  Due to the limited liquidity of junk bond securities, a Fund may be forced to liquidate these securities at a substantial discount.  Any such liquidation would reduce a Fund’s asset base over which expenses could be allocated and could result in a reduced rate of return for the Fund.

Payment Expectations.  Junk bond securities typically contain redemption, call or prepayment provisions which permit the issuer of such securities containing such provisions to redeem the securities at its discretion.  During periods of falling interest rates, issuers of these securities are likely to redeem or prepay the securities and refinance them with debt securities with a lower interest rate.  To the extent an issuer is able to refinance the securities, or otherwise redeem them, a Fund may have to replace the securities with a lower yielding security, which could result in a lower return for the Fund.

Credit Ratings.  Credit ratings issued by credit-rating agencies evaluate the safety of principal and interest payments of rated securities.  They do not, however, evaluate the market value risk of junk bond securities and, therefore may not fully reflect the true risks of an investment.  In addition, credit rating agencies may or may not make timely changes in a rating to reflect changes in the economy or in the condition of the issuer that affect the market value of the security.  Consequently, credit ratings are used only as a preliminary indicator of investment quality.  Investments in junk bond securities will be more dependent on the Adviser’s credit analysis than would be the case with investments in investment grade debt securities.  The Adviser employs its own credit research and analysis, which includes a study of existing debt, capital structure, ability to service debt and to pay dividends, the issuer’s sensitivity to economic conditions, its operating history and the current trend of earnings.  The Adviser continually monitors each Fund’s investments and carefully evaluates whether to dispose of or to retain junk bond securities whose credit ratings or credit quality may have changed.

Liquidity and Valuation.  A Fund may have difficulty disposing of certain junk bond securities because there may be a thin trading market for such securities.  Because not all dealers maintain markets in all junk bond securities there is no established retail secondary market for many of these securities.  The Funds anticipate that such securities could be sold only to a limited number of dealers or institutional investors.  To the extent a secondary trading market does exist, it is generally not as liquid as the secondary market for higher-rated securities.  The lack of a liquid secondary market may have an adverse impact on the market price of the security.  The lack of a liquid secondary market for certain securities may also make it more difficult for a Fund to obtain accurate market quotations for purposes of valuing the Fund.  Market quotations are generally available on many junk bond issues only from a limited number of dealers and may not necessarily represent firm bids of such dealers or prices of actual sales.

During periods of thin trading, the spread between bid and asked prices is likely to increase significantly.  In addition, adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of junk bond securities, especially in a thinly-traded market.

In general, investments in non-investment grade convertible securities are subject to a significant risk of a change in the credit rating or financial condition of the issuing entity.  Investments in convertible securities of medium or lower quality are also likely to be subject to greater market fluctuations and to greater risk of loss of income and principal due to default than investments of higher-rated fixed income securities.  Such lower-rated securities generally tend to reflect short-term corporate and market developments to a greater extent than higher-rated securities, which react more to fluctuations in the general level of interest rates.  A Fund will generally reduce risk to the investor by diversification, credit analysis and attention to current developments in trends of both the economy and financial markets.  However, while diversification reduces the effect on a Fund of any single investment, it does not reduce the overall risk of investing in lower-rated securities.

Depositary Receipts.  Notwithstanding the below, the Post-Venture Fund, Technology Fund and Mid-Cap Growth Fund do not intend to invest in depositary receipts  until shareholders approve the new advisory arrangements applicable to these Funds, at which time these Funds’ new investment programs would be implemented.  See the description of these Funds in the Prospectus and “New Developments and Important News for Shareholders” above.

The Funds may invest in American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”), Global Depositary Receipts (“GDRs”) or other securities representing securities of issuers based in foreign countries.  These securities may not necessarily be denominated in the same currency as the securities into which they may be converted.  ADRs are receipts, usually issued by a U.S. bank or trust company, evidencing ownership of the underlying securities.  EDRs and GDRs are European and global receipts evidencing similar arrangements.  Generally, ADRs are issued in registered form, denominated in U.S. dollars, and are designed for use in the U.S. securities markets; EDRs are issued in bearer form, denominated in other currencies, and are designed for use in European securities markets; GDRs are designed for use in multiple global markets.  The Funds may invest in unsponsored ADRs, which differ from sponsored ADRs in that the establishment of unsponsored ADRs are not approved by the issuer of the underlying securities.  As a result, available information concerning the issuer may not be as current or reliable as the information for sponsored ADRs, and the price of unsponsored ADRs may be more volatile.

Foreign Securities.  Notwithstanding the below, the Post-Venture Fund, Technology Fund and Mid-Cap Growth Fund do not intend to invest in foreign securities until shareholders approve the new advisory arrangements applicable to these Funds, at which time these Funds’ new investment programs would be implemented.  See the description of these Funds in the Prospectus and “New Developments and Important News for Shareholders” above.

Each Fund may invest without limitation in securities of foreign issuers which are publicly traded in the United States, either directly or through sponsored and unsponsored ADRs.  Investments in foreign securities involve special risks and costs and opportunities which are in addition to those inherent in domestic investments.  Political, economic or social instability of the issuer or the country of issue, the possibility of expropriation or confiscatory taxation, limitations on the removal of assets or diplomatic developments, and the possibility of adverse changes in investment or exchange control regulations are among the inherent risks.  The value of the foreign investments held by the Funds may be significantly affected by changes in currency exchange rates.

Foreign companies are not subject to the regulatory requirements of U.S. companies and, as such, there may be less publicly available information about such companies.  Moreover, foreign companies are not subject to uniform accounting, auditing and financial reporting standards and requirements comparable to those applicable to U.S. companies.  The Funds may find it difficult or be unable to enforce ownership rights, pursue legal remedies or obtain judgments in foreign courts.  Dividends and interest payable on a Fund’s foreign portfolio securities may be subject to foreign withholding taxes.  To the extent such taxes are not offset by credits or deductions allowed to investors under U.S. Federal income tax law, such taxes may reduce the net return to shareholders.  Additional costs could be incurred in connection with the Funds’ investment activities outside the United States.  Brokerage commissions may be higher outside the United States, and the Fund will bear certain expenses in connection with its currency transactions.  Furthermore, increased custodian costs may be associated with maintaining assets in certain jurisdictions.

The securities of some companies in these countries may be less liquid and more volatile than comparable U.S. securities.  Foreign securities markets also have different clearance and settlement procedures. Delays in clearance and settlement could result in temporary periods when assets of the Funds are uninvested and no return is earned.  The inability of the Funds to make intended security purchases due to clearance and settlement problems could cause the Funds to miss attractive investment opportunities.

Because of these and other factors, securities of foreign companies acquired by the Funds may increase the chances that the Funds will lose money and be subject to greater fluctuation than securities of domestic companies.  The risks described above may be heightened in connection with investments in developing countries.

Emerging Markets Securities.  Notwithstanding the below, the Post-Venture Fund, Technology Fund and Mid-Cap Growth Fund do not intend to invest in emerging markets securities until shareholders approve the new advisory arrangements applicable to these Funds, at which time these Funds’ new investment programs would be implemented.  See the description of these Funds in the Prospectus and “New Developments and Important News for Shareholders” above.

A Fund’s investments in emerging markets involve special risks not present in U.S. investments that can increase the chances that the Fund will lose money.  For example, the value of the Fund’s emerging markets securities may be affected by social, political and economic developments and U.S. and foreign laws relating to foreign investment, and may have significantly less liquidity than developed markets.  The extent of economic development, political stability, market depth, infrastructure, capitalization and regulatory oversight in emerging markets can be less than in more developed foreign markets.  Further, because a Fund will invest in securities denominated in foreign currencies, the Fund’s securities may go down in value depending on foreign exchange rates.  Other risks include trading, settlement, custodial, and other operational risks; withholding or other taxes; government expropriation or nationalization of assets; and the less stringent investor protection and disclosure standards of some foreign markets.  All of these factors can make emerging markets securities less liquid, more volatile and harder to value than U.S. securities.

The growth of many emerging markets’ economies is to a significant degree export driven.  Accordingly, emerging countries are often affected by changes in the economies of the U.S. and other main trading partners, by protectionist impulses in those countries and by the development of export sectors in lower-wage economies.  In the event that growth in the export sector declines, the burden of future growth will increasingly be placed on domestic demand.

Futures Contracts and Options on Futures Contracts.  Notwithstanding the below, the Post-Venture Fund, Technology Fund and Mid-Cap Growth Fund do not intend to invest in futures contracts and options on futures contracts until shareholders approve the new advisory arrangements applicable to these Funds, at which time these Funds’ new investment programs would be implemented.  See the description of these Funds in the Prospectus and “New Developments and Important News for Shareholders” above.

The Funds may hedge against movements in interest rates, securities prices or currency exchange rates.  The Funds may occasionally purchase and sell various kinds of futures contracts and options on futures contracts.  The Funds also may enter into closing purchase and sale transactions with respect to any such contracts and options.  Futures contracts may be based on various securities (such as U.S. government securities), securities indices, foreign currencies and other financial instruments and indices.  The Company has filed a notice of eligibility for exclusion from the definition of the term “commodity pool operator” with the CFTC and the National Futures Association, which regulate trading in the futures markets.  Therefore, shareholders may not have the investor protections reflected in the Commodity Exchange Act of 1974, as amended.

The Funds will attempt to determine whether the price fluctuations in the futures contracts and options on futures used for hedging purposes are substantially related to price fluctuations in securities held by the Funds or which the Funds expect to purchase.  When used, a Fund’s futures transactions generally will be entered into only for traditional hedging purposes—i.e., futures contracts will be sold to protect against a decline in the price of securities or currencies and will be purchased to protect the Funds against an increase in the price of securities it intends to purchase (or the currencies in which they are denominated).  All futures contracts entered into by the Funds are traded on U.S. exchanges or boards of trade licensed and regulated by the CFTC or on foreign exchanges.

Positions taken in the futures markets are not normally held to maturity but are instead liquidated through offsetting or “closing” purchase or sale transactions, which may result in a profit or a loss.  While a Fund’s futures contracts on securities or currencies will usually be liquidated in this manner, a Fund may make or take delivery of the underlying securities or currencies whenever it appears economically advantageous.  A clearing corporation associated with the exchange on which futures on securities or currencies are traded guarantees that, if still open, the sale or purchase will be performed on the settlement date.

By using futures contracts to hedge their positions, the Funds seek to establish more certainty than would otherwise be possible with respect to the effective price, rate of return or currency exchange rate on portfolio securities or securities that the Fund proposes to acquire.  For example, when interest rates are rising or securities prices are falling, the Funds can seek, through the sale of futures contracts, to offset a decline in the value of its current portfolio securities.  When rates are falling or prices are rising, the Funds, through the purchase of futures contracts, can attempt to secure better rates or prices than might later be available in the market with respect to anticipated purchases.  Similarly, the Funds can sell futures contracts on a specified currency to protect against a decline in the value of such currency and its portfolio securities which are denominated in such currency.  The Funds can purchase futures contracts on a foreign currency to fix the price in U.S. dollars of a security denominated in such currency the Fund has acquired or expects to acquire.

As part of its hedging strategy, the Funds also may enter into other types of financial futures contracts if, in the opinion of the Adviser, there is a sufficient degree of correlation between price trends for the Funds’ portfolio securities and such futures contracts.  Although under some circumstances prices of securities in the Fund’s portfolio may be more or less volatile than prices of such futures contracts, the Adviser will attempt to estimate the extent of this difference in volatility based on historical patterns and to compensate for it by having the Funds enter into a greater or lesser number of futures contracts or by attempting to achieve only a partial hedge against price changes affecting a Fund’s securities portfolio.  When hedging of this character is unsuccessful, any unanticipated appreciation in the value of a Fund’s portfolio securities could be offset substantially by a decline in the value of the futures position.

The acquisition of put and call options on futures contracts gives the Funds the right (but not the obligation), for a specified price, to sell or purchase the underlying futures contract at any time during the option period.  Purchasing an option on a futures contract gives the Funds the benefit of the futures position if prices move in a favorable direction, and limits its risk of loss, in the event of an unfavorable price movement, to the loss of the premium and transaction costs.

The Funds may terminate their position in an option contract by selling an offsetting option on the same series.  There is no guarantee that such a closing transaction can be effected.  A Fund’s ability to establish and close out positions on such options is dependent upon a liquid market.

Certain Risks Regarding Futures.  Futures prices can be volatile, and trading in these markets involves certain risks.  If the Adviser applies a hedge at an inappropriate time or judges interest rate or equity market trends incorrectly, futures strategies may lower a Fund’s return.  A Fund could suffer losses if it is unable to close out its position because of an illiquid secondary market.  Futures contracts may be closed out only on an exchange that provides a secondary market for these contracts, and there is no assurance that a liquid secondary market will exist for any particular futures contract at any particular time.  Consequently, it may not be possible to close a futures position when the Adviser considers it appropriate or desirable to do so.  In the event of adverse price movements, a Fund would be required to continue making daily cash payments to maintain its required margin.  If the Fund had insufficient cash, it might have to sell portfolio securities to meet daily margin requirements at a time when the Adviser would not otherwise elect to do so.  In addition, a Fund may be required to deliver or take delivery of instruments underlying futures contracts it holds.

A Fund could suffer losses if the prices of its futures positions were poorly correlated with its other investments, or if securities underlying futures contracts purchased by a Fund had different maturities than those of the portfolio securities being hedged.  Such imperfect correlation may give rise to circumstances in which a Fund loses money on a futures contract at the same time that it experiences a decline in the value of its hedged portfolio securities.  A Fund also could lose margin payments it has deposited with a margin broker if, for example, the broker became bankrupt.  Most futures exchanges limit the amount of fluctuation permitted in futures contract prices during a single trading day.  The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price at the end of the trading session.  Once the daily limit has been reached in a particular type of contract, no trades may be made on that day at a price beyond the limit.  However, the daily limit governs only price movement during a particular trading day and, therefore, does not limit potential losses.  In addition, the daily limit may prevent liquidation of unfavorable positions.  Futures contract prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and subjecting some futures traders to substantial losses.

Loss from investing in futures transactions by the Funds is potentially unlimited.

The Funds will engage in transactions in futures contracts and related options only to the extent such transactions are consistent with the requirements of the Internal Revenue Code of 1986, as amended, for maintaining its qualification as a regulated investment company for federal income tax purposes.

Real Estate Investment Trusts.  Notwithstanding the below, the Post-Venture Fund, Technology Fund and Mid-Cap Growth Fund do not intend to invest in real estate investment trusts until shareholders approve the new advisory arrangements applicable to these Funds, at which time these Funds’ new investment programs would be implemented.  See the description of these Funds in the Prospectus and “New Developments and Important News for Shareholders” above.

The Funds may invest in real estate investment trusts, or “REITs,” or securities of foreign issuers with a similar structure to REITs.  Unlike corporations, REITs do not have to pay federal income tax if they meet certain Internal Revenue Code requirements.  REITs offer investors greater liquidity and diversification than direct ownership of properties, as well as greater income potential than an investment in common stocks.  Like any investment in real estate, though, a REIT’s performance depends on several factors, such as ability to find tenants for its properties, to renew leases and to finance property purchases and renovations.

Limited Partnerships.  Notwithstanding the below, the Post-Venture Fund, Technology Fund and Mid-Cap Growth Fund do not intend to invest in limited partnerships until shareholders approve the new advisory arrangements applicable to these Funds, at which time these Funds’ new investment programs would be implemented.  See the description of these Funds in the Prospectus and “New Developments and Important News for Shareholders” above.

The Funds can invest in limited partnership interests.  Limited partnership interests may be less liquid than other forms of equity securities in which a Fund invests and may not be as widely traded, which may make it difficult for the Fund to sell such interests at the time or price desired.

Special Strategies and Risks Applicable to the Underlying Funds in Which the Mid-Cap Growth Fund May Invest.  As noted above, if new advisory arrangements for the Mid-Cap Growth Fund are approved by its shareholders, it would implement its investment program by investing primarily in shares of other investment companies (commonly known as a “fund of funds”).  Accordingly, if so approved, the investment strategies and risks described elsewhere in the Prospectus and this Statement of Additional Information would directly apply to the funds in which the Mid-Cap Growth Fund invests and thus indirectly to the Mid-Cap Growth Fund as an investor in those funds.  Special investment strategies applicable only to the underlying funds in which the Mid-Cap Growth Fund would invest are also discussed below.

CREDIT DERIVATIVES: An underlying fund may enter into credit default swaps, as a buyer or a seller.  The buyer in a credit default contract is obligated to pay the seller a periodic stream of payments over the term of the contract provided no event of default on an underlying reference obligation has occurred.  If an event of default occurs, the seller must pay the buyer the full notional value (“par value”) of the underlying reference obligation in exchange for the underlying reference obligation.  If a fund is a buyer and no event of default occurs, the fund will have made a stream of payments to the seller without having benefited from the default protection it purchased.  However, if an event of default occurs, the fund, as buyer, will receive the full notional value of the underlying reference obligation that may have little or no value following default.  As a seller, a fund receives a fixed rate of income throughout the term of the contract, provided there is no default.  If an event of default occurs, the fund would be obligated to pay the notional value of the underlying reference obligation in return for the receipt of the underlying reference obligation.  The value of the underlying reference obligation received by a fund coupled with the periodic payments previously received may be less than the full notional value it pays to the buyer, resulting in a loss of value to the fund.  Credit default swaps involve different risks than if a fund invests in the underlying directly.

BORROWING: An underlying fund may borrow to increase its portfolio holdings of securities.  Such borrowings may be on a secured or unsecured basis at fixed or variable rates of interest.  The 1940 Act requires a fund to maintain continuous asset coverage of not less than 300% with respect to all borrowings.  This allows a fund to borrow for such purposes an amount (when taken together with any borrowings for temporary or emergency purposes) equal to as much as 50% of the value of its net assets (not including such borrowings).  If such asset coverage should decline to less than 300% due to market fluctuations or other reasons, a fund may be required to dispose of some of its portfolio holdings within three days in order to reduce the fund’s debt and restore the 300% asset coverage, even though it may be disadvantageous from an investment standpoint to dispose of assets at that time.

A fund may also be deemed to be borrowing when entering into certain derivative transactions such as certain options, forwards or swap transactions.  This type of borrowing is generally referred to as economic leverage.

The use of borrowing by a fund involves special risk considerations that may not be associated with other funds having similar policies.  Since substantially all of a fund’s assets fluctuate in value, whereas the interest obligation resulting from a borrowing will be fixed by the terms of the fund’s agreement with their lender, the asset value per share of the fund will tend to increase more when its portfolio securities increase in value and decrease more when its portfolio securities decrease in value than would otherwise be the case if the fund did not borrow funds.  In addition, interest costs on borrowings may fluctuate with changing market rates of interest and may partially offset or exceed the return earned on borrowed funds.  Under adverse market conditions, a fund might have to sell portfolio securities to meet interest or principal payments at a time when fundamental investment considerations would not favor such sales.  The interest that a fund must pay on borrowed money, together with any additional fees to maintain a line of credit or any minimum average balances required to be maintained, are additional costs which will reduce or eliminate any net investment income and may also offset any potential capital gains.  Unless the appreciation and income, if any, on assets acquired with borrowed funds exceed the costs of borrowing, the use of leverage will diminish the investment performance of a fund compared with what it would have been without leverage.

EQUITY SWAP AGREEMENTS: An underlying fund may also enter into equity swap agreements for the purpose of attempting to obtain a desired return or exposure to certain equity securities or equity indices in an expedited manner or at a lower cost to the fund than if the fund had invested directly in such securities.

Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year.  In a standard swap transaction, two parties agree to exchange the returns (or differentials in return) earned or realized on particular predetermined investments or instruments.  The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” i.e., the return on, or increase in value of a particular dollar amount invested in a “basket” of particular securities or securities representing a particular index.

Forms of swap agreements include:

(1) equity or index caps, under which, in return for a premium, one party agrees to make payment to the other to the extent that the return on securities exceeds a specified rate, or “cap”;

(2) equity or index floors, under which, in return for a premium, one party agrees to make payments to the other to the extent that the return on securities fall below a specified level, or “floor”; and

(3) equity or index collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against movements exceeding given minimum or maximum levels.

Parties may also enter into bilateral swap agreements, which obligate one party to pay the amount of any net appreciation in a basket or index of securities while the counterparty is obligated to pay the amount of any net depreciation.

The “notional amount” of the swap agreement is only a fictive basis on which to calculate the obligations that the parties to a swap agreement have agreed to exchange.  Most swap agreements entered into by a fund would calculate the obligations of the parties to the agreement on a “net basis.”  Consequently, a fund’s current obligations (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”).  A fund’s current obligations under a swap agreement will be accrued daily (offset against amounts owed to the fund) and any accrued but unpaid net amounts owed to a swap counterparty will be covered by the maintenance of a segregated account consisting of liquid assets.

Whether a fund’s use of swap agreements will be successful in furthering its investment objective will depend on its investment manager’s ability to predict correctly whether certain types of investments are likely to produce greater returns than other investments.  Moreover, a fund bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty.  Certain restrictions imposed on a fund by the Internal Revenue Code may limit the fund’s ability to use swap agreements.  The swaps market is a relatively new market and is largely unregulated.  It is possible that developments in the swaps market, including potential government regulation, could adversely affect a fund’s ability to terminate existing swap agreements or to realize amounts to be received under such agreements.

Lending of Portfolio Securities.  Notwithstanding the below, the Post-Venture Fund, Technology Fund and Mid-Cap Growth Fund do not intend to lend their portfolio securities until shareholders approve the new advisory arrangements applicable to these Funds, at which time these Funds’ new investment programs would be implemented.  See the description of these Funds in the Prospectus and “New Developments and Important News for Shareholders” above.

The Funds may lend their portfolio securities in order to generate additional income.  Such loans may be made to broker-dealers or other financial institutions whose creditworthiness is acceptable to the Adviser.  These loans would be required to be secured continuously by collateral, including cash, cash equivalents, irrevocable letters of credit, U.S. government securities, or other high-grade liquid debt securities, maintained on a current basis (i.e., marked to market daily) at an amount at least equal to 100% of the market value of the securities loaned plus accrued interest.  The Funds may pay reasonable administrative and custodial fees in connection with a loan and may pay a negotiated portion of the income earned on the cash to the borrower or placing broker.  Loans are subject to termination at the option of the Funds or the borrower at any time.  Upon such termination, the Funds are entitled to obtain the return of the securities loaned within three business days.

For the duration of the loan, the Funds will continue to receive the equivalent of the interest or dividends paid by the issuer on the securities loaned, will receive proceeds from the investment of the collateral and will continue to retain any voting rights with respect to those securities.  As with other extensions of credit, there are risks of delay in recovery or even losses of rights in the securities loaned should the borrower of the securities fail financially.  However, the loans will be made only to borrowers deemed by the Adviser to be creditworthy, and when, in the judgment of the Adviser, the income which can be earned currently from such loans justifies the attendant risk.  Additionally, for the duration of the loan, the Funds will not have the right to vote securities while they are being loaned, but will generally call a loan in anticipation of any important vote, as determined by the Adviser.

Such loans of securities are collateralized with collateral assets in an amount at least equal to the current value of the loaned securities, plus accrued interest.  There is a risk of delay in receiving collateral or recovering the securities loaned or even a loss of rights in the collateral should the borrower fail financially.  Further, cash received as collateral through loan transactions may be invested in other eligible securities.  Investing this cash subjects that investment, as well as the securities loaned, to market appreciation or depreciation.

Calculation of Portfolio Turnover Rate.  The portfolio turnover rate for the Funds is calculated by dividing the lesser of purchases or sales of portfolio investments for the reporting period by the monthly average value of the portfolio investments owned during the reporting period.  The calculation excludes all securities, including options, whose maturities or expiration dates at the time of acquisition are one year or less.  Portfolio turnover may vary greatly from year to year as well as within a particular year, and may be affected by cash requirements for redemption of shares.  The Funds, under normal circumstances, may engage in short-term trading to try to achieve their investment objective and they are likely to have an annual portfolio turnover rate over 100%.  The Funds are not restricted by policy with regard to portfolio turnover and will make changes in their investment portfolios from time to time as business and economic conditions as well as market prices may dictate.  The current portfolio turnover rates for the Funds are set forth in the Prospectus.  As the investment timeframe of the Adviser lengthened, the Small-Cap Growth Fund, Growth Opportunities Fund and Emerging Growth Funds’ turnover was lower in 2007 than in previous years.

INVESTMENT RESTRICTIONS

Consistent with each Fund’s investment objective, each Fund has adopted certain investment restrictions.  Unless otherwise noted, whenever an investment restriction states a maximum percentage of a Fund’s assets that may be invested in any security or other asset, such percentage restriction will be determined immediately after and as a result of a Fund’s acquisition of such security or other asset.  Accordingly, any subsequent change in values, net assets, or other circumstances will not be considered when determining whether the investment complies with a Fund’s investment limitations except with respect to a Fund’s restrictions on borrowings as set forth in restriction 7 below.

A Fund’s fundamental restrictions cannot be changed without the approval of the holders of the lesser of:  (i) 67% of the Fund’s shares present or represented at a shareholders meeting at which the holders of more than 50% of such shares are present or represented; or (ii) more than 50% of the outstanding shares of the Fund.

The following are the Funds’ fundamental investment restrictions.

Each Fund may not:

1.             Issue senior securities, except as permitted under the Investment Company Act; provided, however, a Fund may engage in transactions involving options, futures and options on futures contracts.

2.             Lend money or securities (except by purchasing debt securities or entering into repurchase agreements or lending portfolio securities).

3.             With respect to seventy-five percent (75%) of its total assets, purchase (a) the securities of any issuer (except securities of the U.S. government or any agency or instrumentality thereof), if such purchase would cause more than five percent (5%) of the value of the Fund’s total assets to be invested in securities of any one issuer or (b) more than ten percent (10%) of the outstanding voting securities of any one issuer.

4.             Purchase the securities of any issuer if, as a result, 25% or more of the value of its total assets, determined at the time an investment is made, exclusive of U.S. government securities, are in securities issued by companies primarily engaged in the same industry.

5.             Act as an underwriter or distributor of securities other than shares of the Funds except to the extent that a Fund’s participation as part of a group in bidding or by bidding alone, for the purchase of permissible investments directly from an issuer or selling shareholders for the Fund’s own portfolio may be deemed to be an underwriting, and except to the extent that a Fund may be deemed an underwriter under the Securities Act, by virtue of disposing of portfolio securities.

6.             Purchase or sell real estate (but this shall not prevent the Fund from investing in securities that are backed by real estate or issued by companies that invest or deal in real estate or in participation interests in pools of real estate mortgage loans exclusive of investments in real estate limited partnerships).

7.             Borrow money, except that a Fund may borrow money from a bank for temporary or emergency purposes (not for leveraging) in an amount not exceeding 33 1/3% of the value of its total assets (including the amount borrowed) less liabilities (other than borrowings).  Any borrowings that exceed 33 1/3% of the Fund’s total assets by reason of a decline in net asset value will be reduced within three days to the extent necessary to comply with the 33 1/3% limitation.  Transactions involving options, futures and options on futures, will not be deemed to be borrowings if properly covered by a segregated account where appropriate.

8.             Purchase or sell physical commodities or commodities contracts unless acquired as a result of ownership of securities or other instruments (but this shall not prevent the Fund from engaging in transactions involving foreign currencies, futures contracts, options on futures contracts or options, or from investing in securities or other instruments backed by physical commodities).

The following investment restrictions are not fundamental, and may be changed without shareholder approval.

Each Fund may not:

1.             Purchase securities of other investment companies except to the extent permitted by the Investment Company Act and the rules and regulations thereunder.

2.             Make investments for the purpose of exercising control or management of any company except that a Fund may vote portfolio securities in the Fund’s discretion.

3.             Acquire illiquid securities if, as a result of such investments, more than fifteen percent (15%) of a Fund’s net assets (taken at market value at the time of each investment) would be invested in illiquid securities.  “Illiquid securities” means securities that cannot be disposed of within seven days in the normal course of business at approximately the amount at which a Fund has valued the securities.  The Funds will not invest in private placements without the prior approval of the Board of Directors.

4.             Purchase securities on margin (except to obtain such short-term credits as are necessary for the clearance of purchases and sales of securities) or participate in a joint trading account; provided, however, the Fund may (i) purchase or sell futures contracts, (ii) make initial and variation margin payments in connection with purchases or sales of futures contracts or options on futures contracts, (iii) write or invest in put or call options on securities and indexes, and (iv) engage in foreign currency transactions.  (The “bunching” of orders for the sale or purchase of marketable portfolio securities with other accounts under the management of the Adviser to save brokerage costs or average prices among them is not deemed to result in a securities trading account.)

5.             Purchase any interest in any oil, gas or any other mineral exploration or development program, including any oil, gas or mineral leases.

In determining industry classification with respect to the Funds, the Adviser intends to use the industry or industry sub-group classifications published by Bloomberg L.P.

A guarantee of a security is not deemed to be a security issued by the guarantor when the value of all securities issued and guaranteed by the guarantor, and owned by a Fund, does not exceed 10% of the value of the Fund’s total assets.

The Small-Cap Growth Fund and the Emerging Growth Fund may not:

1.             Purchase warrants, valued at the lower of cost or market, in excess of 5% of a Fund’s net assets.  Included in that amount, but not to exceed 2% of net assets, are warrants whose underlying securities are not traded on principal domestic or foreign exchanges.  Warrants acquired by a Fund in units or attached to securities are not subject to these restrictions.

2.             Borrow money except for temporary bank borrowings (not in excess of five percent (5%) of the value of its total assets) for emergency or extraordinary purposes, or engage in reverse repurchase agreements, or pledge any of its assets except to secure borrowings and only to an extent not greater than ten percent (10%) of the value of the Fund’s net assets; provided, however, a Fund may engage in transactions involving options.  Each Fund will not purchase any security while borrowings represent more than 5% of its total assets are outstanding.

As discussed above under “New Developments and Important News for Shareholders,” the Funds expect to hold shareholder meetings in 2008 to consider new advisory arrangements for the Funds.  At these meetings, it is also expected that shareholders of some Funds would consider changes to the fundamental investment restrictions applicable to their Funds.  Further information about these proposals will be available in proxy materials circulated by the Funds in connection with the shareholder meetings.  No changes to the fundamental investment restrictions described above would be implemented unless approved by the requisite vote of shareholders.

DISCLOSURE OF PORTFOLIO HOLDINGS

The Funds maintain written policies and procedures regarding the disclosure of their portfolio holdings to ensure that any such disclosure is in the best interests of the Funds’ shareholders.  The Funds’ Chief Compliance Officer will report annually to the Board of Directors with respect to the Funds’ portfolio holdings disclosure policies.

The Funds have entered into arrangements with certain third party service providers for services that require these groups to have access to the Funds’ portfolios on a daily basis.  For example, the Funds’ administrator and fund accountant is responsible for maintaining the accounting records of the Funds, which includes maintaining a current portfolio of each Fund.  The Funds also undergo an annual audit that requires the Funds’ independent auditor to review each Fund’s portfolio.  In addition to the fund accountant, the Funds’ custodian also maintains an up-to-date list of each Fund’s holdings.  The Funds also make their portfolios available to their transfer agent for the transfer agent’s use in responding to shareholder inquiries.  This information is made available on a quarterly basis after such information is at least 30 days old.  Each of these parties is contractually and/or ethically prohibited from sharing the Funds’ portfolios or trading on such information unless specifically authorized by the Company.

The Funds may provide their entire portfolios to the following rating and ranking organizations:

•           Morningstar, Inc.

•           Lipper, Inc.

•           Standard & Poor’s Ratings Group

•           Bloomberg L.P.

•           Thomson Financial Research

The Funds’ management has determined that these organizations provide investors with a valuable service and, therefore, are willing to provide them with portfolio information.  The Funds may not pay these organizations or receive any compensation from them for providing this information.  The Funds will provide these organizations with portfolio information on a quarterly basis after such information is at least 30 days old.  Since the information provided is at least 30 days old, it is not provided on the condition that it be kept confidential or that these organizations not trade on the information.

The Funds publish their top five positions at the end of each quarter on their website (www.vanwagoner.com).  This information is updated approximately 15 business days following the end of each quarter.  It is available to anyone that visits the website.

ADDITIONAL COMPANY INFORMATION

Directors and Officers.  As a Maryland corporation, the business and affairs of the Company are managed by its officers under the direction of its Board of Directors.  The Board currently consists of four Directors who are not “interested persons” of the Company or the Funds as that term is defined in the Investment Company Act (the “Independent Directors”).  Information regarding the Board of Directors and the officers of the Funds (as of the date of this prospectus), including their principal business occupations during at least the last five years, is set forth below.

Independent Directors

Name, Address and Age	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Complex Overseen by Director	Other Directorships Held by Director
Edward L. Pittman 3 Embarcadero Center Suite 1120 San Francisco, CA 94111 Age: 51	Chairman and Director	Indefinite, until successor elected Served as a Director since January 2007	Attorney with Thelen Reid Brown Raysman & Steiner LLP since 1999.	6	None

Name, Address and Age	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Complex Overseen by Director	Other Directorships Held by Director
Greg Linn 3 Embarcadero Center Suite 1120 San Francisco, CA 94111 Age: 52	Director	Indefinite, until successor elected Served as a Director since January 2007	Proprietor, Ambullneo Vineyards, a producer of fine wines, since 2001.	6	None

Name, Address and Age	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Complex Overseen by Director	Other Directorships Held by Director
Edward C. Peterson 3 Embarcadero Center Suite 1120 San Francisco, CA 94111 Age: 54	Director	Indefinite, until successor elected Served as a Director since January 2007	Vice President, Peterson and Collins, Inc., a commercial, industrial and single-family housing construction company, since 1977.	6	None

Andrew H. Roediger 3 Embarcadero Center Suite 1120 San Francisco, CA 94111 Age: 43	Director	Indefinite, until successor elected Served as a Director since January 2007	President, Marion Advisory Partners, LLC, a real estate development firm, since April 2004; and an Arizona registered investment adviser, May 1997 to April 2004.	6	None

Jay Jacobs 3 Embarcadero Center Suite 1120 San Francisco, CA 94111 Age: 49	Interested Director*	Indefinite, until successor elected Served as a Director since January 2008	Founder and Former Portfolio Manager, Crossover Venture Partners (long/short equity fund); Founding Partner, Thomas Weisel Partners.	6	None

*  Mr. Jacobs is considered an “interested director” because it is expected that he would become affiliated with the Adviser in the future.

Officers

Name, Address and Age	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years
Susan Freund Three Embarcadero Center, Suite 1120 San Francisco, CA 94111 Age: 53	President, Secretary, Treasurer and Chief Compliance Officer	Indefinite, until successor elected Served as President, Secretary and Treasurer since May 2007 and Chief Compliance Officer since April 2007.	President, Treasurer, Secretary and Chief Compliance Officer of the Funds since 2007; Senior Counsel at Bank of the West from 2001 to 2007.

Board Committees.  The Company’s Board of Directors has created an Audit Committee whose members are Messrs. Pittman, Linn, Peterson and Roediger.  Mr. Roediger serves as Chairman of the Audit Committee.  The primary functions of the Audit Committee are to recommend to the Board of Directors the independent registered public accounting firm to be retained to perform the annual audit, to review the results of the audit, to review the Funds’ internal controls, to approve all auditing and other services provided to the Funds by their independent registered public accounting firm and to review certain other matters relating to the Funds’ independent registered public accounting firm and financial records.  The Audit Committee convened six times in 2007.  The Company’s Board of Directors has no other committees.

Direct Ownership of Equity Securities.  The table below shows the dollar range of shares of all Funds in the Company beneficially owned by each Director as of December 31, 2007.

Name of Director (1)	Dollar Range of Equity Securities in the Small-Cap Growth Fund	Dollar Range of Equity Securities in the Growth Opportunities Fund	Dollar Range of Equity Securities in the Emerging Growth Fund

Edward L. Pittman	$0	$0	$0

Greg Linn	$0	$0	$0

Edward C. Peterson	$0	$0	$10,001 - $50,000

Andrew H. Roediger	$0	$0	$0

Name of Director (1)	Dollar Range of Equity Securities in the Post- Venture Fund	Dollar Range of Equity Securities in the Technology Fund	Dollar Range of Equity Securities in the Mid-Cap Growth Fund	Aggregate Dollar Range of Equity Securities in all Funds of the Company

Edward L. Pittman	$0	$0	$0	$0

Greg Linn	$0	$0	$0	$0

Edward C. Peterson	$0	$0	$0	$ 10,001 - $50,000

Andrew H. Roediger	$0	$0	$0	$0

(1) Each Independent Director was elected to the Board of Directors of the Company on January 31, 2007.  Mr. Jacobs’ service as a Director began in January 2008.

Compensation.  Any Director of the Company who is an officer of the Adviser and an officer of the Funds receives no remuneration from the Funds.  The Independent Directors are currently paid a fee of $3,000 ($4,000 for the Independent Chairman of the Board of Directors), plus expenses, for each quarterly Board meeting attended and $1,000 ($1,500 for the Independent Chairman of the Board of Directors) for each special meeting attended.  Members of the Audit Committee are currently paid a fee of $1,000 ($4,000 for the Chairman of the Audit Committee), plus expenses, for each Audit Committee meeting attended.  The Funds pay these fees.  In addition, each Director is reimbursed for the expenses of attending meetings.  The table below sets forth the compensation of the Directors for the fiscal year ended December 31, 2007.

COMPENSATION TABLE

Name of Person, Position	Aggregate Compensation from Funds	Pension or Retirement Benefits Accrued as Part of Company Expenses(1)	Total Compensation from Company Paid to Directors

Edward L. Pittman(2)	$28,000	$0	$28,000
Greg Linn(2)	$20,000	$0	$20,000
Edward C. Peterson(2)	$20,000	$0	$20,000
Andrew H. Roediger(2)	$23,500	$0	$23,500

(1)   The Company does not maintain pension or retirement plans.

(2)   Messrs. Pittman, Linn, Peterson and Roediger were elected as Independent Directors of the Company on January 31, 2007.

Code of Ethics.  The Company and the Adviser have each adopted a code of ethics pursuant to Rule 17j-1 under the Investment Company Act.  This code of ethics generally prohibits personnel subject thereto from investing in securities that may be purchased or held by the Funds.  The code of ethics permits personnel subject thereto to invest in entities that are permitted to co-invest with the Funds pursuant to an SEC exemptive order.

Proxy Voting Policies and Procedures.  The Board of Directors has delegated to the Adviser the responsibility to vote proxies solicited by the issuers of securities held in each Fund’s portfolio.  In general the Adviser votes proxies exclusively for the benefit of the Funds’ shareholders and in a manner in which the Adviser believes will enhance long-term shareholder value.  Accordingly, on routine matters such as uncontested elections of directors and selection of auditors, the Adviser generally votes as management of the issuer recommends.  On non-routine matters the Adviser analyzes the proposal on a case-by-case basis.  Generally, the Adviser will vote as management of the issuer recommends only if the proposal would not impair the economic interests of shareholders and does not eliminate, dilute or otherwise impair the rights of shareholders.

There may be instances where the interests of the Adviser may conflict or appear to conflict with the interests of a Fund.  A conflict of interest may exist, for example, where the Adviser has a significant business or personal relationship with the company or its officers.  In such instances the Adviser will disclose the conflict to the Board of Directors and seek its advice as to the voting of such securities.

Information regarding how the Adviser voted proxies relating to the Funds’ securities during the most recent 12-month period ended June 30 is available without charge, upon request, by calling 1-800-228-2121, or on the SEC’s website at www.sec.gov.

Control Persons and Principal Holders of Securities.  As of March 27, 2008, the Funds were aware that the following persons or entities owned a controlling interest (ownership of greater than 25%) or owned of record 5% or more of the outstanding shares of each of the Funds.

Van Wagoner Small-Cap Growth Fund

Charles Schwab & Co. Inc., Special Custody Account for the exclusive benefit of Customers(1)*	15.25%
National Financial Services Corp., for the exclusive benefit of our Customers (2)*	14.40%

Van Wagoner Growth Opportunities Fund

None

Van Wagoner Emerging Growth Fund

National Financial Services Corp., for the exclusive benefit of our Customers (2)*	19.07%
Charles Schwab & Co. Inc., Special Custody Account for the exclusive benefit of Customers(1)*	11.49%

Van Wagoner Post-Venture Fund

Charles Schwab & Co. Inc., Special Custody Account for the exclusive benefit of Customers(1)*	29.03%
National Financial Services Corp., for the exclusive benefit of our Customers (2)*	28.96%
Ameritrade Inc., for the exclusive benefit of our Customers (3)*	10.52%

Van Wagoner Technology Fund

Charles Schwab & Co. Inc., Special Custody Account for the exclusive benefit of Customers(1)*	27.76%
National Financial Services Corp., for the exclusive benefit of our Customers (2)*	24.98%
Ameritrade Inc., for the exclusive benefit of our Customers (3)*	10.96%

Van Wagoner Mid-Cap Growth Fund

Charles Schwab & Co. Inc., Special Custody Account for the exclusive benefit of Customers(1)*	25.48%
National Financial Services Corp., for the exclusive benefit of our Customers (2)*	20.01%
Ameritrade Inc., for the exclusive benefit of our Customers (3)*	6.71%

*Shareholders of record, not beneficial owners.

(1)  Address is: 101 Montgomery Street, Attn: Mutual Funds, San Francisco, CA 94104-4122

(2)  Address is: 1 World Financial Center, Attn: Mutual Funds 5th Floor, New York, NY 10281-1003

(3)  Address is; PO Box 2226, Omaha, NE 68103-2226

As of March 31, 2008, the directors and officers as a group owned less than 1% of the outstanding shares of the Funds.

INVESTMENT ADVISORY AND OTHER SERVICES

Investment Adviser.  The investment adviser to the Small-Cap Growth Fund, Growth Opportunities Fund, and Emerging Growth Fund is Van Wagoner Capital Management, Inc.  For important information concerning each of the Funds’ advisory arrangements, please see “New Developments and Important News for Shareholders” above.

Garrett Van Wagoner is the founder and President of the Adviser and owns all of the outstanding common stock of the Adviser.  As such, he controls the Adviser.  Pursuant to Investment Advisory Agreements entered into between the Adviser and the Company on behalf of each of the Small-Cap Growth Fund, Growth Opportunities Fund and Emerging Growth Fund (the “Investment Advisory Agreements”), the Adviser provides continuous investment advisory services to these Funds.  The Adviser also provides these Funds with office space, equipment and personnel necessary to operate and administer the Funds’ business and to supervise the provision of services by third parties.  The Investment Advisory Agreements are terminable without penalty with respect to a Fund, on 30 days’ written notice by the Directors, by vote of a majority of a Fund’s outstanding voting securities or on 60 days’ written notice by the Adviser, and will terminate automatically in the event of their assignment.

Each Fund pays all of its own expenses, including without limitation, the cost of preparing and printing its registration statement required under the Securities Act and the Investment Company Act and any amendments thereto, the expense of registering its shares with the SEC and qualifying for sale in the various states, the printing and distribution costs of prospectuses mailed to existing investors, reports to investors, reports to government authorities and proxy statements, fees paid to directors who are not interested persons of the Adviser, interest charges, taxes, legal expenses, association membership dues, auditing services, insurance premiums, brokerage commissions and expenses in connection with portfolio transactions, fees and expenses of the custodian of the Funds’ assets, printing and mailing expenses and charges and expenses of dividend disbursing agents, accounting services agents, registrars and stock transfer agents.

Prior to May 1, 2003, the Adviser also served as investment adviser to the Post-Venture Fund, Technology Fund and Mid-Cap Growth Fund.  The Adviser terminated its investment advisory agreements with these Funds effective April 30, 2003.  Presently, these Funds are managed by the Company’s Board of Directors and Officers without compensation.  However, the Adviser has agreed to waive all or a portion of any advisory fees it may earn from these Funds, or to reimburse expenses, as necessary, in order to keep each of these Fund’s “Total Annual Fund Operating Expenses” (excluding fees and expenses of other funds in which a Fund invests, as well as all federal, state and local taxes, interest, brokerage commissions and other costs incurred in connection with the purchase and sale of securities, and extraordinary items such as litigation) from exceeding 3.99% of the Fund’s average daily net assets.  The expense limit agreements for each Fund will remain in effect through December 31, 2008.  Otherwise, the discussion below relates only to the Small-Cap Growth Fund, Growth Opportunities Fund and Emerging Growth Fund.

Under the Investment Advisory Agreements now in effect, the Adviser may, from time to time, voluntarily absorb expenses of a Fund, and discontinue such practice at any time.  The Adviser has agreed to voluntarily waive investment advisory fees in excess of 1.00% of current average net assets indefinitely.

Each Investment Advisory Agreement provides that the Adviser shall not be liable to the respective Fund or its shareholders for any error of judgment or mistake of law or for anything other than willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations or duties.  The Investment Advisory Agreements also provide that nothing therein shall limit the freedom of the Adviser and its affiliates to render investment supervisory and corporate administrative services to other investment companies, to act as investment adviser or investment counselor to other persons, firms or corporations, or to engage in other business activities.

For the fiscal years ended December 31, 2005, 2006 and 2007 the Funds accrued the following management fees and the Adviser waived a portion of its management fees in the following amounts:

	2005	2006	2007
Small-Cap Growth Fund
Gross Management Fees	$293,731	$242,372	$189,723
Waived Management Fees	$0	$53,923	$88,564

Growth Opportunities Fund
Gross Management Fees	$287,046	$242,168	$175,693
Waived Management Fees	$0	$56,722	$82,719

Emerging Growth Fund
Gross Management Fees	$844,220	$675,764	$524,895
Waived Management Fees	$0	$150,167	$241,713

If the new advisory arrangements described above are approved by shareholders, the Adviser would be responsible for overseeing the applicable Funds’ subadvisers, recommending the selection of subadvisers to the Funds’ Board of Directors, evaluating the performance of the subadvisers, monitoring changes at the subadvisers’ organizations, overseeing the operational aspects of the Funds and coordinating with the subadvisers with respect to diversification and other compliance responsibilities.  The subadvisers would be responsible for implementing the Funds’ strategies, selecting individual securities and selecting brokers and dealers to execute transactions for the applicable Funds.  The Adviser, if a new advisory agreement for the Mid-Cap Growth Fund is approved by its shareholders, would supervise and manage this Fund, overseeing administration and making day-to-day investment decisions for the Fund, subject to policies set by the Board of Directors.

Current Portfolio Manager.  Mr. Van Wagoner is the portfolio manager responsible for the day-to-day management of the Small-Cap Growth Fund, Growth Opportunities Fund and Emerging Growth Fund.  The following table provides information about funds and accounts, other than the Funds, for which Mr. Van Wagoner is primarily responsible for the day-to-day portfolio management as of December 31, 2007.

Type of Accounts	Total # of Accounts Managed	Total Assets (millions)	# of Accounts Managed with Performance-Based Advisory Fee	Total Assets with Performance-Based Advisory Fee (millions)
Registered Investment Companies:	0	$0	0	$0
Other Pooled Investment Vehicles:	2	$22.8	2	$22.8
Other Accounts:	0	$0	0	$0

Other than potential conflicts between investment strategies, the side-by-side management of both the Funds and other accounts may raise potential conflicts of interest due to the interest held by the Adviser in other accounts managed by the Adviser.  These potential conflicts may arise from certain trading practices used such as cross trades between a Fund and another account and the allocation of aggregated trades and investment opportunities.  The Portfolio Manager buys and sells securities for the Funds that are also recommended for other accounts.  The Portfolio Manager may at times give advice or take action with respect to certain accounts that differs from the advice given other accounts with similar investment strategies.  Certain of the other accounts pay higher management fee rates or pay performance-based fees to the Adviser.  The Portfolio Manager may devote unequal time and attention across accounts, and the differing fees, incentives and relationships with the various accounts may provide an incentive to favor certain accounts.

The Adviser has developed written policies and procedures reasonably designed to mitigate those conflicts.  In particular, the Adviser has adopted policies limiting the ability of the Portfolio Manager to cross securities between the Funds and other accounts managed by the Adviser and policies designed to ensure the fair allocation of investment opportunities and allocations (including IPOs) among all client accounts.  In addition, the Adviser has a Code of Ethics which, among other things, limits trading by the Portfolio Manager and other employees of the Adviser.  There is no guarantee that any such policies and procedures will cover every situation in which a conflict of interest arises.

Mr. Van Wagoner’s compensation is solely determined by the difference between the revenues derived from the advisory fees charged to the Funds and other accounts managed by the Adviser, and the costs incurred by the Adviser.  These costs include, but may not be limited to, employment costs, rent, travel expenses, equipment leases and maintenance, legal fees and other expenses.

The following table represents the dollar range of equity securities held by the Portfolio Manager in the Funds managed by the Portfolio Manager as of February 28, 2008:

Dollar Range of Equity Securities in the Small-Cap Growth Fund	Dollar Range of Equity Securities in the Growth Opportunities Fund	Dollar Range of Equity Securities in the Emerging Growth Fund

$100,001-$500,000	$100,001-$500,000	$500,001-$1,000,000

Information About the Portfolio Managers under the New Advisory Arrangements.

If the new advisory arrangements described above under “New Developments and Important News for Shareholders” are approved by shareholders, it is expected that the portfolio managers named in the Prospectus would be primarily responsible for the day-to-day management of the Funds.  The following table provides information about funds and accounts, other than the Funds, for which these individuals are primarily responsible for the day-to-day portfolio management as of December 31, 2007.

As of December 31, 2007, Jay Jacobs (VWCM), who would become the portfolio manager for the Mid-Cap Growth Fund, did not manage any other accounts.  Once Mr. Jacobs becomes the portfolio manager, the Adviser’s written policies and procedures (described above in the discussion of the current Portfolio Manager) designed to mitigate potential conflicts would also apply to Mr. Jacobs.

Frank J. Husic (Husic)

Type of Accounts	Total # of Accounts Managed	Total Assets (millions)	# of Accounts Managed with Performance- Based Advisory Fee	Total Assets with Performance-Based Advisory Fee (millions)
Registered Investment Companies:	0	0	0	0
Other Pooled Investment Vehicles:	6	$12.8	5	$9.4
Other Accounts:	38	$521.1	4	$19.9

Mr. Husic is the sole owner of Husic.  As such, he is eligible to receive the net income or loss allocated to the owner annually.  He is also eligible for a fixed annual base salary, which he has discretion of taking or waiving each year.  He is also eligible annually for a discretionary bonus based on his overall performance and the firm’s overall profitability.  The bonus is not directly tied to the performance results of any client account, including the Funds.  In addition, he is eligible for standard health and retirement benefits available to all Husic employees, including a 401(k) plan and discretionary company match.

Other than potential conflicts between investment strategies, the side-by-side management of both the Funds and other accounts may raise potential conflicts of interest due to the interest held by Mr. Husic in other accounts managed by him and Husic.  These potential conflicts may arise from certain trading practices used such as cross trades between a Fund and another account and the allocation of aggregated trades and investment opportunities.  This Portfolio Manager (if new advisory arrangements are approved by shareholders) would buy and sell securities for the Funds that are also recommended for other accounts.  This Portfolio Manager may at times give advice or take action with respect to certain accounts that differs from the advice given other accounts with similar investment strategies.  Certain of the other accounts pay higher management fee rates or pay performance-based fees to Husic.  This Portfolio Manager may devote unequal time and attention across accounts, and the differing fees, incentives and relationships with the various accounts may provide an incentive to favor certain accounts.

Husic has developed written policies and procedures reasonably designed to mitigate those conflicts.  In particular, it has adopted policies limiting the ability of the Portfolio Manager to cross securities between the Funds and other accounts managed by the firm and policies designed to ensure the fair allocation of investment opportunities and allocations (including IPOs) among all client accounts.  In addition, Husic has a Code of Ethics which, among other things, limits trading by the Portfolio Manager and other employees of the firm.  There is no guarantee that any such policies and procedures will cover every situation in which a conflict of interest arises.

Lee Molendyk (Insight)

Type of Accounts	Total # of Accounts Managed	Total Assets (millions)	# of Accounts Managed with Performance- Based Advisory Fee	Total Assets with Performance-Based Advisory Fee (millions)
Registered Investment Companies:	2	$80.5	0	0
Other Pooled Investment Vehicles:	0	0	0	0
Other Accounts:	1114	$814.75	0	0

Lance Swanson (Insight)

Type of Accounts	Total # of Accounts Managed	Total Assets (millions)	# of Accounts Managed with Performance- Based Advisory Fee	Total Assets with Performance-Based Advisory Fee (millions)
Registered Investment Companies:	2	$80.5	0	0
Other Pooled Investment Vehicles:	0	0	0	0
Other Accounts:	1114	$814.75	0	0

Randy Yurchak (Insight)

Type of Accounts	Total # of Accounts Managed	Total Assets (millions)	# of Accounts Managed with Performance- Based Advisory Fee	Total Assets with Performance-Based Advisory Fee (millions)
Registered Investment Companies:	0	0	0	0
Other Pooled Investment Vehicles:	0	0	0	0
Other Accounts:	787	$270.41	0	0

Mr. Molendyk, Mr. Swanson and Mr. Yurchak are compensated by Insight.  Each receives a fixed base salary plus an annual bonus based on the performance of the Fund he manages and other accounts.  For purposes of determining the bonus, the pre-tax performance of the relevant Fund and other accounts for the one-year period is compared to the pre-tax performance of a relevant peer group for the same period.  The Portfolio Managers have received and are eligible to receive additional non-qualified stock options to purchase shares of Insight’s stock and also receive certain retirement, insurance and other benefits that are broadly available to all of Insight’s employees.  In addition, Mr. Molendyk and Mr. Swanson share in revenues received from Insight’s Concentrated Emerging Growth strategy, which includes receiving 25% of the asset-based fee received by Insight, paid quarterly, and 20% of the incentive fee received by Insight, which is based on 20% of net gains of the applicable accounts in the strategy, paid after the calendar year end.

Because Insight engages in an investment advisory business and manages more than one advisory account, including Insight’s own proprietary accounts, there may be conflicts of interest over Insight’s time devoted to managing any one account or over Insight’s allocation of investment opportunities among all accounts it manages.  Insight attempts to resolve all such conflicts in a manner that is generally fair to all of its clients’ accounts.

Due to the nature of Insight’s investment selection process, significant overlaps in securities held in various accounts may occur, even for accounts using different investment strategies.  However, Insight’s decisions to use a security for any one investment strategy versus another investment strategy are based on, among other things, the particulars of the various strategies, analyses of the security and the attractiveness of the security versus existing holdings in the accounts using the different investment strategies, and may result in investment timing differences between strategies and accounts (i.e., different purchase or sell dates for the same security).

In addition, as appropriate to the investment strategy and upon the recommendations of Insight’s investment committee, certain accounts whose investment strategy focus on investments in small cap securities may have priority for investment opportunities in small cap securities over other accounts whose investment strategies do not focus on small cap securities, e.g., a mid-cap strategy.  Furthermore, due to the unique investment and trading strategy and potentially much shorter investment horizon of Insight’s Concentrated Emerging Growth strategy (in which Insight’s employees may invest), Insight’s decision to invest in or sell a security for this strategy may or may not occur before other investment strategies, including even before Insight includes it on other investment strategies’ buy lists.  There is an additional special potential conflict of interest in that the Portfolio Managers who are expected to manage the Emerging Growth Fund and Small-Cap Growth Fund also manage Insight’s Concentrated Emerging Growth Strategy and have a share in Insight’s revenues from that strategy, as described above.  This revenue sharing may pose a special incentive to direct investment opportunities to the other accounts following that strategy, rather than to the Funds.  However, Insight believes its allocation procedures, as described below, address this potential conflict and provide for fair allocation of investment opportunities appropriate for each strategy.

In the allocation of investment opportunities among all accounts managed by Insight, Insight may give advice and take action with respect to any of its clients’ or its proprietary accounts that may differ from advice given or the timing or nature of action taken with respect to any other account so long as it is Insight’s policy, to the extent practicable, to allocate investment opportunities over a period of time on a fair and equitable basis relative to other accounts.  Procedures to implement fair and equitable allocation of investment opportunities include but are not limited to periodic investment management team meetings to identify and maintain buying opportunities as they arise (reviewing opportunities for accounts based on factors such as the overall market, price of the security and Insight’s research), preparing written allocations of trade orders in advance of execution and with best execution principles in mind, averaging prices over block trade orders and allocating partially filled trade orders to accounts on a pro rata basis or on a statistically random basis, and documenting the reasons for any non-pro-rata allocations.

Administrator.  PFPC Inc. (“PFPC”) provides various administrative and fund accounting related services to the Funds which include, but are not limited to, the following: calculating daily net asset values for each Fund based on portfolio pricing information provided by commercial services and/or the fair values provided pursuant to the Funds’ fair value pricing policy; overseeing the Funds’ Custodian; preparing and filing all federal and state tax returns and required tax filings (other than those to be made by the Funds’ Custodian); overseeing the Funds’ insurance relationships; preparing notice and renewal filings pursuant to state securities laws; compiling data for and preparing notices to the SEC; preparing financial statements for the annual and semi-annual reports to the SEC and current investors; monitoring the Funds’ expenses; monitoring the Funds’ status as a regulated investment company under Subchapter M of the Internal Revenue Code (the “Code”); monitoring compliance with the Funds’ investment policies and restrictions and generally assisting in the Funds’ administrative operations.  PFPC, at its own expense, and without reimbursement from the Funds, furnishes office space and all necessary office facilities, equipment, supplies and clerical and executive personnel for performing the services required to be performed by it under the Administration and Accounting Agreement. The Administration and Accounting Agreement shall continue in full force and effect unless terminated by the Board of Directors of the Company or PFPC upon not less 180 days’ prior written notice to the other party.  Under the Administration and Accounting Agreement, PFPC is not liable for any loss suffered by the Funds or their shareholders in connection with the performance of the Administration and Accounting Agreement, except a loss resulting from willful misfeasance, bad faith or negligence on the part of PFPC in the performance of their duties.  The Administration and Accounting Agreement also provides that PFPC may provide similar services to others including other investment companies.  For the foregoing, PFPC receives a fee on the value of each Fund computed daily and payable monthly, at the annual rate on the average daily net assets, with such rates decreasing as assets reach certain levels, subject to an annual minimum fee, plus out-of-pocket expenses.  PFPC was selected as the Funds’ administrator on January 1, 2003.  For the fiscal years ended December 31, 2005, 2006 and 2007, PFPC was paid $90,001, $90,001 and $90,001, respectively, by the Small-Cap Growth Fund for administration and accounting services.  For the fiscal years ended December 31, 2005, 2006 and 2007, PFPC was paid $90,001, $90,001 and $90,001, respectively, by the Growth Opportunities Fund for administration and accounting services.  For the fiscal years ended December 31, 2005, 2006 and 2007, PFPC was paid $90,001, $90,001 and $90,001, respectively, by the Emerging Growth Fund for administration and accounting services.  For the fiscal years ended December 31, 2005, 2006 and 2007, PFPC was paid $90,001, $90,001 and $78,750, respectively, by the Post-Venture Fund for administration and accounting services.  For the fiscal years ended December 31, 2005, 2006 and 2007, PFPC was paid $90,001, $90,001 and $78,750, respectively, by the Technology Fund for administration and accounting services.  For the fiscal years ended December 31, 2005, 2006 and 2007, PFPC was paid $90,001, $90,001 and $78,750, respectively, by the Mid-Cap Growth Fund for administration and accounting services.

Transfer Agent.  PFPC, 760 Moore Road, King of Prussia, Pennsylvania 19406 acts as the Funds’ Transfer Agent.  As Transfer Agent, PFPC keeps records of the shareholder accounts and transactions.  Each Fund pays PFPC a Transfer Agent fee based on the number of shareholder accounts, subject to an annual minimum fee, plus out-of-pocket expenses.

Custodian.  PFPC Trust Company (the “Custodian”), 8800 Tinicum Boulevard, 3rd Floor, Philadelphia, Pennsylvania 19809 serves as the Custodian for the Funds.  Under the terms of the Custodial Agreement, the Custodian is responsible for the receipt and delivery of each Fund’s securities and cash.  The Custodian does not exercise any supervisory functions over the management of the Funds or the purchase and sale of securities.

Legal Counsel.  Kirkpatrick & Lockhart Preston Gates Ellis LLP, with offices at 55 Second Street, Suite 1700, San Francisco, California 94105, serves as counsel to the Funds and for the independent Directors in their capacities as such.  Counsel does not provide legal services to the Adviser.  A determination with respect to the independence of the Funds’ “independent legal counsel” will be made at least annually by the independent Directors of the Company, as prescribed by the 1940 Act and related rules.

Independent Registered Public Accounting Firm.  Tait, Weller & Baker LLP, with offices at 1818 Market Street, Suite 2400, Philadelphia, Pennsylvania, 19103, is the independent registered public accounting firm for the Funds.  Tait, Weller & Baker LLP is responsible for performing an audit of each Fund’s year-end financial statements.

Principal Underwriter.  PFPC Distributors, Inc., 760 Moore Rd., King of Prussia, Pennsylvania acts as the principal underwriter on a “best efforts” basis in a continuous public offering of shares of the Funds pursuant to an Underwriting Agreement.  After its initial two year term, the Underwriting Agreement continues in effect for successive one year terms if approved at least annually by (1) a majority of the Funds’ outstanding voting shares or by the Board of Directors and (2) the vote of the majority of the Board of Directors who are not “interested persons” of the Funds and who have no direct or indirect financial interest in the Underwriting Agreement.

DISTRIBUTION OF SHARES

The Funds have adopted a Service and Distribution Plan (the “Plan”) pursuant to Rule 12b-1 under the Investment Company Act.  The Plan authorizes payments by the Funds in connection with the distribution of their shares at an annual rate, as determined from time to time by the Board of Directors, of up to 0.25% of a Fund’s average daily net assets.  Payments may be made by each Fund under the Plan for the purpose of financing any activity primarily intended to result in the sales of shares of the Fund as determined by the Board of Directors.  Such activities include advertising, compensation for sales and sales marketing activities of financial institutions and others, such as dealers or other distributors, shareholder account servicing, production and dissemination of prospectuses and sales and marketing materials, and capital or other expenses of associated equipment, rent, salaries, bonuses, interest and other overhead.  To the extent any activity is one which a Fund may finance without a Plan, the Fund may also make payments to finance such activity outside of the Plan and not be subject to its limitations.

The Plan was adopted in anticipation that the Funds will benefit from the Plan through increased sales of shares of each Fund, thereby reducing each Fund’s expense ratio and providing an asset size that allows the Adviser greater flexibility in management.  The Plan may be terminated at any time by a vote of the Directors of the Funds who are not interested persons of the Funds and who have no direct or indirect financial interest in the Plan or any agreement related thereto (the “Rule 12b-1 Directors”) or by a vote of a majority of the outstanding shares of Common Stock.  Messrs. Pittman, Linn, Peterson and Roediger are currently the Rule 12b-1 Directors.  Any change in the Plan that would materially increase the distribution expenses of the Funds provided for in the Plan requires approval of the shareholders and the Board of Directors, including the Rule 12b-1 Directors.

While the Plan is in effect, the selection and nomination of Independent Directors will be committed to the discretion of the current Independent Directors.  The Board of Directors must review the amount and purposes of expenditures pursuant to the Plan quarterly as reported to it by the officers of the Company.  Unless otherwise terminated, the Plan will continue in effect for as long as its continuance is specifically approved at least annually by the Board of Directors, including the Rule 12b-1 Directors.

For the fiscal year ended December 31, 2007, the Small-Cap Growth Fund, Growth Opportunities Fund, Emerging Growth Fund, Post-Venture Fund, Technology Fund and Mid-Cap Growth Fund paid a total of $33,730, $31,288, $86,532, $1,836, $1,484, and $723 in 12b-1 fees, respectively.  Of this total, $10,964, $9,831, $22,394, $1,826, $1,474, and $718 was spent on payments to brokers or dealers, $7,681, $7,062, $21,387, $0, $0, and $0 on payments to the Distributor, $13,103, $12,185, $36,445, $0, $0, and $0 was spent on printing and mailing prospectuses to other than current shareholders, and the balance of $1,982, $2,210, $6,306, $10, $10, and $5 was spent on expenses associated with trade shows, web site development and other miscellaneous expenses for the Small-Cap Growth Fund, Growth Opportunities Fund, Emerging Growth Fund, Post-Venture Fund, Technology Fund and Mid-Cap Growth Fund, respectively.  The distribution activities under the Plan were applicable to all of the Funds, except that subsequent to March 1, 2003, the only payments permitted under the Plans for the Post-Venture Fund, Technology Fund and Mid-Cap Growth Funds were to brokers or dealers who provide services to investors in these Funds pursuant to contracts entered into prior to the decision to liquidate these Funds.

Accordingly, the Small-Cap Growth Fund, Growth Opportunities Fund and Emerging Growth Fund allocated the cost of distribution activities (other than payments to brokers or dealers) in accordance with relative net assets.

PORTFOLIO TRANSACTIONS AND BROKERAGE

The Company has adopted a policy pursuant to which the Funds may not (1) compensate a broker or dealer for any promotion or sale of shares issued by the Funds by directing to the broker or dealer (a) the Fund’s portfolio securities transactions, or (b) any remuneration, including but not limited to any commission, mark-up, mark-down, or other fee (or portion thereof) received or to be received from the Fund’s portfolio transactions effected through any other broker (including a government securities broker) or dealer (including a municipal securities dealer or a government securities dealer); and (2) direct the Fund’s portfolio securities transactions to a broker or dealer that promotes or sells shares issued by the Fund.  The policy permits the Fund and the Adviser to use selling brokers to execute transactions in portfolio securities so long as the selection of such selling brokers is the result of a decision that executing such transactions is in the best interest of the Fund and is not influenced by considerations about the sale of Fund shares.

The Adviser is responsible for decisions to buy and sell securities for the Small-Cap Growth Fund, Growth Opportunities Fund and Emerging Growth Fund, for the placement of their portfolio business and the negotiation of the commissions to be paid on such transactions, subject to the supervision of the Company’s Board of Directors.  It is the policy of the Adviser to seek the best execution at the best security price available with respect to each transaction, in light of the overall quality of brokerage and research services provided to the Adviser.

The Adviser will place orders pursuant to its investment determination for the relevant Funds either directly with the issuer or with any broker or dealer.  In executing portfolio transactions and selecting brokers or dealers, the Adviser will use its best effort to seek on behalf of a Fund the best overall terms available.  In selecting brokers and assessing the best overall terms available for any transaction, the Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and reasonableness of the commission, if any, both for the specific transaction and on a continuing basis.  The most favorable price to a Fund means the best net price without regard to the mix between purchase or sale price and commission, if any.  Over-the-counter securities may be purchased or sold directly with principal market makers who retain the difference in their cost in the security and its selling price (i.e., “markups” when the market maker sells a security and “markdowns” when the market maker purchases a security).  In many instances, the Adviser may determine that better prices are available from non-principal market makers who are paid commissions directly.

In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Funds and/or other accounts over which the Adviser or an affiliate of the Adviser exercises investment discretion.  While the Adviser believes these services have substantial value, they are considered supplemental to its own efforts in the performance of its duties.  Other clients of the Adviser may indirectly benefit from the availability of these services to the Adviser, and the Funds may indirectly benefit from services available to the Adviser as a result of transactions for other clients.  The Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of that particular transaction or in terms of the overall responsibilities the Adviser has to the Funds.  In no instance, however, will portfolio securities be purchased from or sold to the Adviser, or any affiliated person of either the Company or the Adviser, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission through rules, regulations, decisions and no-action letters.

One or more brokers through which the Funds will execute portfolio transactions may provide payments to various parties (other than the Adviser) who provide services to the Funds.  Such payments would have the effect of reducing the net operating expenses of the Funds.  This arrangement, however, may decrease the number of brokers through which the Funds execute transactions and may create an incentive for the Adviser to use one of those brokers rather than another broker that may be able to offer the same or more favorable terms for the transaction.  Notwithstanding these arrangements, the Adviser remains obligated to seek best execution for these transactions.

The Adviser may retain advisory clients in addition to the Funds and place portfolio transactions for these accounts.  Research services furnished by firms through which the Funds effect their securities transactions may be used by the Adviser in servicing all of its accounts; not all of such services may be used by the Adviser in connection with the Funds.  In the opinion of the Adviser, it will not be possible to separately measure the benefits from research services to each of the accounts (including the Funds) to be managed by the Adviser.  Because the volume and nature of the trading activities of the accounts will not be uniform, the amount of commissions in excess of those charged by another broker paid by each account for brokerage and research services will vary.  However, such costs to the Funds will not, in the opinion of the Adviser, be disproportionate to the benefits to be received by the Funds on a continuing basis.

The Adviser intends to seek to allocate portfolio transactions equitably among its accounts whenever concurrent decisions are made to purchase or sell securities by a Fund and another advisory account.  In some cases, this procedure could have an adverse effect on the price or the amount of securities available to a Fund.  In making such allocations between a Fund and other advisory accounts, if any, the main factors to be considered by the Adviser will be the respective investment objectives, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment, the size of investment commitments generally held, and the opinions of the persons responsible for recommending the investment.

During the fiscal years ended December 31, 2005, 2006 and 2007, the Funds paid the following brokerage commissions:

	2005	2006	2007

Small-Cap Growth Fund	$944,773	$824,627	$176,106
Growth Opportunities Fund	$594,849	$637,826	$156,203
Emerging Growth Fund	$2,105,947	$1,759,315	$473,334
Post-Venture Fund	$0	$0	$0
Technology Fund	$0	$0	$0
Mid-Cap Growth Fund	$47	$0	$0

During the fiscal year ended December 31, 2007, the Small-Cap Growth Fund, Growth Opportunities Fund and Emerging Growth Fund paid commissions of $58,367, $52,574 and $157,874, respectively, on transactions of $24,348,898, $22,529,977 and $68,213,803, respectively, to brokers who provided research services to the Adviser.  During the fiscal year ended December 31, 2007, the Post-Venture Fund, Technology Fund and Mid-Cap Growth Fund paid no commissions on transactions to brokers who provided research services to the Adviser.

The Adviser places security trades with designated brokers who have agreed to pay certain custody, transfer agency or other operating expenses on behalf of the Funds.  The amount of expenses paid by brokers for the period ended December 31, 2007 was $52,535, $14,545 and $75,944 in the Small-Cap Growth, Growth Opportunities and Emerging Growth Funds, respectively.  No expenses were paid by brokers during this period for the Post-Venture Fund, Technology Fund or Mid-Cap Growth Fund.

The Subadvisers Brokerage Policies

If the new advisory arrangements described above under “New Developments and Important News for Shareholders” are approved by shareholders, the subadvisers would be responsible for selecting brokers and dealers to execute transactions for the applicable Funds.  Accordingly, information about the subadvisers’ brokerage policies are set forth below.

Husic

Pursuant to the discretionary authority granted to Husic, it would have full authority to determine which securities will be bought or sold, and the amount of such securities to be bought or sold, for the Funds it subadvises, subject to the overall supervision of the Adviser and the Board and in accordance with the Funds’ Prospectus and investment limitations.  Husic is not obligated to acquire for the Funds any security that it or its employees may acquire for its or their own accounts or for the account of any other client, if in the judgment of Husic, it is not practical or desirable to acquire a position in such security for the Funds.  Husic would allocate transactions to such broker and/or dealers for execution on such markets, at such prices and at such commission rates (which may be in excess of the prices or commission rates that might have been charged for execution on other markets or by other brokers or dealers) as in the good faith judgment of Husic are appropriate.

Husic takes into consideration in the selection of such brokers and/or dealers not only the available prices and rates of brokerage commissions, but also other relevant factors which may include (without limitation): (a) the execution capabilities of the brokers and/or dealers, (b) research (including economic forecasts, investment strategy advice, fundamental and technical advice on individual securities, valuation advice and market analysis), custodial and other services provided by such broker and/or dealers that are expected to enhance Husic’s general portfolio management capabilities, (c) the size of the transaction, (d) the difficulty of execution, (e) the operational facilities of the brokers and/or dealers involved, (f) the risk in positioning a block of securities and (g) the quality of the overall brokerage and research services provided by the broker and/or dealer.

Husic may cause the Funds to pay a broker or dealer an amount of commission for effecting a transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if Husic determines in good faith that the amount of commission is reasonable in relation to the value of the brokerage and research services provided by the broker or dealer, viewed in terms of either the particular transaction or Husic’s overall responsibilities with respect to the accounts as to which Husic exercises investment discretion.

Generally speaking, all of Husic’s clients benefit from research services provided to Husic by the broker-dealers who effect transactions for Husic’s client accounts.  Not all such research services, however, may be used by Husic in connection with the client accounts (including the Funds) that paid commissions to the brokers or dealers providing such research services.  In addition, instances may arise where (a) research services obtained in connection with transactions effected for a particular client’s account (including the Funds) benefit other clients of Husic or (b) not all research services may be used by Husic after payment of commission by clients, including the Funds.  Husic’s receipt of research services from broker-dealers who effect transactions for its client accounts does not reduce Husic’s customary research activities.

Husic may effect transactions for multiple clients, including the Funds, concurrently.  Whenever such concurrent decisions are made, Husic attempts to allocate portfolio transactions equitably among the participating accounts.  In accordance with Husic’s Trade Allocation Policy, the main factors considered in allocating transactions are the respective clients’ investments objectives, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment, the size of investment commitments generally held by the participants in the allocation, and the opinions of the persons responsible for recommending investments to the accounts involved in the allocation.  The results obtained by applying these procedures are intended to be, on the whole, in the best interest of each client.

To the extent practicable, Husic aggregates orders for purchase or sale of securities on behalf of registered investment companies and other clients, including clients in which Husic or its associated persons may have an interest.  Such aggregation is subject to the requirements of the Trade Allocation Policy and applicable laws and regulations.  Husic effects aggregated orders in a manner consistent with seeking best execution.  Husic seeks to allocate trades equitably among investment company and non-investment company clients.  Each client participating in an aggregated trade will receive the average share price achieved during the business day, with all transaction costs shared pro rata among the allocation participants.

Insight

Pursuant to the discretionary authority granted to Insight, it would determine which securities are purchased and sold for the Funds it subadvises as well as the amount, subject to the overall supervision of the Adviser and the Board and in accordance with the Funds’ Prospectus and investment limitations.  Insight may effect transactions with such brokers/dealers it believes, in good faith, will provide best execution.  However, it cannot be guaranteed that better prices will be received, nor does such authority obligate Insight to solicit competitive bids for each transaction or to seek the lowest commission cost if Insight reasonably believes that the broker/dealer selected by Insight can be expected to obtain a “best execution” price on the particular transaction and the commission cost is reasonable in relation to the value of the brokerage and research services (as defined in 28(e)(3) of the Securities Exchange Act of 1934 as amended) provided by such broker or dealer to Insight.  Such research services may include economic and market information, portfolio strategy advice, industry and company comments, technical data, recommendations, research conferences, general reports, periodical subscription fees, consultations, performance measurement data, on-line pricing, news wire charges, quotation services and similar services (a “soft dollar” relationship).

In Insight’s consideration of best execution, the lowest possible commission cost is not the only determinative factor; the brokerage transaction must represent the best overall qualitative execution for the Fund.  Best execution is based on such factors as the efficiency of execution, the timing of the transaction, the price of the security purchased or sold, the commission rate, clearance, settlement, reputation, financial strength and stability, efficiency of execution and error resolution, block trading and block positioning capabilities, willingness to execute related or unrelated difficult transactions in the future, order of call, offering to Insight on-line access to computerized data regarding clients’ accounts, the availability of stocks to borrow for short trades and other matters involved in the receipt of brokerage services generally, and the broker-dealer’s responsiveness to Insight.  When client orders (including the Funds) are aggregated with brokers and the original aggregate order is only partially filled, Insight will typically allocate the executed orders on a prorated basis to client accounts, including the Fund.  The price the Fund pays or receives for a security may be worse (or better) than the price paid or received by other clients of Insight who utilize different brokers than the Fund.

Insight may pay a brokerage commission in excess of that which another broker/dealer might charge for effecting the same transaction in recognition of the value of the brokerage, research and other services and soft dollar relationships.  In such a case, however, Insight determines in good faith that such commission is reasonable in relation to the value of brokerage, research and other services and soft dollar relationships provided by such broker/dealer, viewed in terms of either the specific transaction or Insight’s overall responsibilities to the portfolios over which Insight exercises investment authority.  An account may, however, pay higher brokerage commissions than are otherwise available or may pay more brokerage commissions based on account trading activity.  The research and other benefits resulting from the brokerage relationship would benefit all accounts managed by Insight or Insight’s operations as a whole.

TAXES

Each Fund — which is treated as a separate corporation for federal tax purposes — intends to continue to qualify for treatment as a regulated investment company (“RIC”) under Subchapter M of Chapter 1 of the Code.  To do so, each Fund must distribute to its shareholders for each taxable year at least 90% of its investment company taxable income (consisting generally of net investment income, the excess of net short-term capital gain over net long-term capital loss, and net gains and losses from certain foreign currency transactions, if any, all determined without regard to any deduction for dividends paid) (“Distribution Requirement”) and must meet several additional requirements.  With respect to each Fund, these requirements include the following:  (1) the Fund must derive at least 90% of its gross income each taxable year from (a) dividends, interest, payments with respect to securities loans, and gains from the sale or other disposition of stock, securities, or foreign currencies, or other income (including gains from options, futures, or forward contracts) derived with respect to its business of investing in stock, securities, or those currencies, and (b) net income from an interest in a “qualified publicly traded partnership” (“QPTP”) (“Income Requirement”); (2) at the close of each quarter of the Fund’s taxable year, at least 50% of the value of its total assets must be represented by cash and cash items, U.S. government securities, securities of other RICs, and other securities, with these other securities limited, with respect to any one issuer, to an amount that does not exceed 5% of the value of the Fund’s total assets and that does not represent more than 10% of the issuer’s outstanding voting securities (equity securities of QPTPs being considered voting securities for these purposes); and (3) at the close of each quarter of the Fund’s taxable year, not more than 25% of the value of its total assets may be invested in (a) the securities (other than U.S. government securities or securities of other RICs) of any one issuer, (b) the securities (other than securities of other RICs) of two or more issuers the Fund controls that are determined to be engaged in the same, similar, or related trades or businesses, or (c) the securities of one or more QPTPs.

If a Fund failed to qualify for treatment as a RIC for any taxable year, then for federal tax purposes it would be taxed as an ordinary corporation on the full amount of its taxable income for that year without being able to deduct the distributions it makes to its shareholders.  In addition, for those purposes the shareholders would treat all those distributions, including distributions of net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss), as dividends to the extent of the Fund’s earnings and profits, taxable as ordinary income (except that, for individual shareholders, the part thereof that is “qualified dividend income” would be subject to federal income tax at the rate for net capital gain through December 31, 2010  — a maximum of 15%).  Furthermore, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest, and make substantial distributions before requalifying for RIC treatment.

Dividends and other distributions declared by a Fund in, and payable to shareholders of record as of a date in, October, November, or December of any year will be deemed to have been paid by the Fund and received by the shareholders on December 31 of that year if the Fund pays the distributions during January of the following calendar year.  Accordingly, those distributions will be taxed to shareholders for the year in which that December 31 falls.

A portion of the dividends from a Fund’s investment company taxable income (whether paid in cash or reinvested in additional Fund shares) may be eligible for the dividends-received deduction allowed to corporations.  The eligible portion may not exceed the aggregate dividends a Fund receives from U.S. corporations, with certain exceptions.  However, dividends a corporate shareholder receives and deducts pursuant to the dividends-received deduction are potentially subject to the corporate alternative minimum tax.

Any Fund that has a net capital loss (i.e., the excess of capital losses over capital gains) for any year can carry forward the amount of such loss (“federal income tax capital loss carryover(s)” or “CLC(s)”) for eight years following the year of the loss (subject to limitations upon an “ownership change,” as described below), and the amount thereof will be treated as a short-term capital loss that can be used to offset capital gains.  Future capital gains that are offset by a CLC are not subject to Fund-level federal income taxation, regardless of whether they are distributed to shareholders.  Accordingly, it is expected that any Fund that has CLCs will not distribute capital gains that are offset by such CLCs.  A Fund cannot carry back or carry over any net operating losses.

As of December 31, 2007, the Small-Cap Growth, Growth Opportunities, Emerging Growth, Post-Venture, Technology and Mid-Cap Growth Funds had CLCs of $49,447,523, $76,431, $518,549,845, $541,878,257, $417,415,679, and $213,958,784 respectively.  The amounts of the Small-Cap Growth Fund’s CLCs that expire in 2010, 2011, 2012, 2013, and 2015 are $24,086,622, $19,406,798, $5,158,565, $679,356, and $116,182, respectively.  The amounts of the Growth Opportunities Fund’s CLCs that expire in 2012 and 2015 are $20,460 and $55,971, respectively.  The amounts of the Emerging Growth Fund’s CLCs that expire in 2009, 2010, 2011, 2012, and 2013 are $236,991,733, $174,822,268, $73,869,977, $23,566,789, and $9,299,078, respectively.  The amounts of the Post-Venture Fund’s CLCs that expire in 2008, 2009, 2010, 2011, 2012, and 2013 are $102,510,725, $208,568,549, $167,738,630, $49,142,144, $9,057,950, and $4,860,259, respectively.  The amounts of the Technology Fund’s CLCs that expire in 2008, 2009, 2010, 2011, 2012, and 2013 are $47,754,866, $188,389,347, $132,184,745, $37,716,740, $7,074,062, and $4,295,919, respectively.  The amounts of the Mid-Cap Growth Fund’s CLCs that expire in 2008, 2009, 2010, 2011, 2012, and 2013 are $24,315,595, $119,593,823, $56,452,576, $7,417,678, $3,856,091 and $2,323,021, respectively.

In general, if a Fund has had or will have an “ownership change” during a “testing period” (any three year period ending on the date when an ownership change has occurred), then under Section 383 of the Code, that Fund’s use of its CLCs subsequent to such an ownership change will be limited to an amount equal to the net asset value of the Fund immediately prior to the ownership change multiplied by the long-term tax exempt rate in effect for the month in which the ownership change occurs, increased by certain other amounts not material here.  The Funds believe that as of the date of this Statement of Additional Information, there has not been an ownership change within the testing period, and will use their best efforts to assure that an ownership change will not occur.  However, there can be no assurances that the Funds will not have, or has not already had, an ownership change.  If a Fund has or has had an ownership change, then it will be subject to federal income tax and possibly an excise tax on any capital gain net income exceeding the annual limitation on the CLCs not distributed by the Fund.

If shares of a Fund are sold at a loss after being held for six months or less, the loss will be treated as long-term, instead of short-term, capital loss to the extent of any capital gain distributions received on those shares.  Investors also should be aware that if shares are purchased shortly before the record date for any distribution, the shareholder will pay full price for the shares and receive some portion of the price back as a taxable dividend or capital gain distribution.

Each Fund will be subject to a nondeductible 4% excise tax to the extent it fails to distribute, by the end of any calendar year, substantially all of its ordinary income for that year and capital gain net income for the one-year period ending on October 31 of that year, plus certain other amounts.  Each Fund intends to declare and distribute dividends and other distributions during each year sufficient to prevent imposition of the excise tax.

The foregoing is a general and abbreviated summary of certain U.S. federal income tax considerations affecting the Funds and their shareholders.  Investors are urged to consult their own tax advisers for more detailed information and for information regarding any foreign, state and local taxes applicable to distributions received from a Fund.

CAPITAL STRUCTURE

The Company is an open-end management investment company organized as a Maryland corporation on October 18, 1995.  The Company’s Charter authorizes the Board of Directors to issue up to 1,000,000,000 shares of common stock, par value $0.0001 per share.  The common stock is divisible into an unlimited number of “series”, each of which is a separate Fund.  Each share of a Fund represents an equal proportionate interest in that Fund.  Each share of the Funds has equal voting, dividend, distribution and liquidation rights.

The Board of Directors may classify or reclassify any unissued series of shares of the Company and may designate or redesignate the name of any outstanding series of shares of the Company.  As a general matter, shares are voted in the aggregate and not by series, except where series voting would be required by Maryland law or the Investment Company Act (e.g., a change in investment policy or approval of an investment advisory agreement).  All consideration received from the sale of shares of any series of the Company’s shares, together with all income, earnings, profits and proceeds thereof, would belong to that series and would be charged with the liabilities in respect of that series and of that series’ share of the general liabilities of the Company in the proportion that the total net assets of the series bear to the total net assets of all series of the Company’s shares.  The net asset value of a share of any series would be based on the assets belonging to that series less the liabilities charged to that series, and dividends could be paid on shares of any series of Common Stock only out of lawfully available assets belonging to that series.  In the event of liquidation or dissolution of the Company, the holders of each series of the Company would be entitled, out of the assets of the Company available for distribution, to the assets belonging to that series.

Shares of the Company have no preemptive rights and only such conversion or exchange rights as the Board of Directors may grant in its discretion.  When issued for payment as described in the Prospectus, the Company’s shares will be fully paid and non-assessable.

Shareholders are entitled to one vote for each full share held, and fractional votes for fractional shares held, and will vote in the aggregate and not by class or series except as otherwise required by the Investment Company Act or the Maryland General Corporation Law.  Shareholders may not cumulate their votes in the election of directors.  Consequently the holders of more than 50% of the shares of the common stock voting for the election of directors can elect the entire Board of Directors and in such event, the holders of the remaining shares voting for the election of directors will not be able to elect any person or persons to the Board of Directors.

SHAREHOLDER MEETINGS

The Maryland Statutes permit registered investment companies, such as the Company, to operate without an annual meeting of shareholders under specified circumstances if an annual meeting is not required by the Investment Company Act.  The Company has adopted the appropriate provisions in its By-Laws and may, at its discretion, not hold an annual meeting in any year in which the election of directors is not required to be acted on by shareholders under the Investment Company Act.

The Company’s By-Laws also contain procedures for the removal of directors by its shareholders.  At any meeting of shareholders, duly called and at which a quorum is present, the shareholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any director or directors from office and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed directors.

Upon the written request of the holders of shares entitled to not less than ten percent (10%) of all the votes entitled to be cast at such meeting, the Secretary of the Company shall promptly call a special meeting of shareholders for the purpose of voting upon the question of removal of any director.  Whenever ten or more shareholders of record who have been such for at least six months preceding the date of application, and who hold in the aggregate either shares having a net asset value of at least $25,000 or at least one percent (1%) of the total outstanding shares, whichever is less, shall apply to the Company’s Secretary in writing, stating that they wish to communicate with other shareholders with a view to obtaining signatures to submit a request for a meeting as described above and accompanied by a form of communication and request which they wish to transmit, the Secretary shall within five business days after such application either:  (1) afford to such applicants access to a list of the names and addresses of all shareholders as recorded on the books of the Funds; or (2) inform such applicants as to the approximate number of shareholders of record and the approximate cost of mailing to them the proposed communication and form of request.

If the Secretary elects to follow the course specified in clause (2) of the last sentence of the preceding paragraph, the Secretary, upon the written request of such applicants, accompanied by a tender of the material to be mailed and of the reasonable expenses of mailing, shall, with reasonable promptness, mail such material to all shareholders of record at their addresses as recorded on the books unless within five business days after such tender the Secretary shall mail to such applicants and file with the SEC, together with a copy of the material to be mailed, a written statement signed by at least a majority of the Board of Directors to the effect that in their opinion either such material contains untrue statements of fact or omits to state facts necessary to make the statements contained therein not misleading, or would be in violation of applicable law, and specifying the basis of such opinion.

After opportunity for hearing upon the objections specified in the written statement so filed, the SEC may, and if demanded by the Board of Directors or by such applicants shall, enter an order either sustaining one or more of such objections or refusing to sustain any of them.  If the SEC shall enter an order refusing to sustain any of such objections, or if, after the entry of an order sustaining one or more of such objections, the SEC shall find, after notice and opportunity for hearing, that all objections so sustained have been met, and shall enter an order so declaring, the Secretary shall mail copies of such material of all shareholders with reasonable promptness after the entry of such order and the renewal of such tender.

RETIREMENT PLANS

The Funds offer several retirement account options to shareholders.  Qualifying shareholders may establish the following tax deferred retirement accounts: traditional and SEP IRA, Roth IRA and SIMPLE IRA.  The Funds also offer a Section 403(b)(7) arrangement for employers of certain tax exempt or educational organizations.  The shareholder’s employer must establish a plan before the shareholder opens a SEP, SIMPLE or 403(b)(7) account.

A description of accounts currently offered, applicable service fees and certain limitations on account contributions and withdrawals, as well as application forms, are available from the transfer agent upon request at 1-800-228-2121.  The IRA documents contain a disclosure statement which the Internal Revenue Service requires to be furnished to individuals who are adopting the IRA.  Because a retirement program involves commitments covering future years, it is important that the investment objective of the Funds be consistent with the participant’s retirement objectives.  Premature withdrawals from a retirement plan will result in adverse tax consequences.  Consultation with a competent financial and tax adviser regarding the foregoing retirement plans is recommended.

PURCHASE, EXCHANGE AND REDEMPTION OF SHARES;
DETERMINATION OF NET ASSET VALUE

As set forth in the Prospectus, the net asset value of the Funds will be determined as of the close of trading on each day the New York Stock Exchange is open for trading.  The New York Stock Exchange is open for trading Monday through Friday except New Year’s Day, Dr. Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.  Additionally, if any of the aforementioned holidays fall on a Saturday, the New York Stock Exchange will not be open for trading on the preceding Friday, and when any such holiday falls on a Sunday, the New York Stock Exchange will not be open for trading on the following Monday unless unusual business conditions exist, such as the ending of a monthly or the yearly accounting period.

In connection with the determination of the Funds’ net asset values, securities (including securities sold short) that are traded on a recognized stock exchange are valued at the last current sale price on the securities exchange on which such securities are primarily traded.  Securities for which the primary market is the National Association of Securities Dealer’s Automated Quotation System (“NASDAQ”) are valued at the NASDAQ official closing price.  Securities (including securities sold short) traded on only over-the-counter markets are valued on the basis of closing over-the-counter sales prices.  Securities for which there were no current transactions are valued at the closing bid prices.  Securities sold short for which there were no current sales transactions are valued at the closing asked prices.  Options written or purchased by the Funds are valued at the last sales price if such sales price is between the current bid and asked prices.  Otherwise, options are valued at the mean between the current bid and asked prices.  Debt instruments maturing within 60 days are valued by the amortized cost method.  Any securities, including private equity securities, for which market quotations are not readily available, are valued at their fair value.  Private equity securities are initially carried at their original funded cost.  Changes in the fair value of these securities are made when evidence of a change in value is readily ascertainable.  Among the factors the Company’s Board of Directors or its delegate (if the Board determines in the future to delegate such responsibility to the Adviser) may consider as evidence of a change of value are fundamental analytical data such as earnings or sales, subsequent financings or stock issuances, and offers to merge or other acquisition offers.  In retrospect, fair values so determined may not reflect the prices at which those securities could have been sold during the periods in which the particular fair values were used in determining the Funds’ net asset values.

To illustrate the method of computing the offering price of shares of the Funds, the offering price on December 31, 2007 was as follows:

	Small-Cap Growth	Growth Opportunities	Emerging Growth

Net Assets divided by	$7,758,296	$6,854,725	$22,211,348

Shares Outstanding equals	884,254	778,788	5,240,944

Net Asset Value Per Share (Offering & Redemption Price)	$8.77	$8.80	$4.24

	Post-Venture	Technology	Mid-Cap Growth

Net Assets divided by	$1,686,818	$1,497,544	$801,556

Shares Outstanding equals	607,729	335,894	297,789

Net Asset Value Per Share (Offering & Redemption Price)	$2.78	$4.46	$2.69

Shares of the Funds may be exchanged for shares of the Northern U.S. Government Money Market Fund as provided in the Prospectus.

FREQUENT PURCHASES AND REDEMPTIONS OF FUND SHARES

The Company seeks to prevent patterns of frequent purchases and redemptions of Fund shares by its shareholders.  Frequent purchases and sales of shares of the Funds may adversely affect Fund performance and the interests of long-term shareholders.  When a shareholder engages in frequent or short-term trading, the Fund may have to sell portfolio securities to have the cash necessary to redeem the shareholder’s shares.  This can happen when it is not advantageous to sell any securities, so the Funds’ performance may be hurt.  When large dollar amounts are involved, frequent trading can also make it difficult to use long-term investment strategies because the Fund cannot predict how much cash it will have to invest.  In addition, if the Fund is forced to liquidate investments due to short-term trading activity, it may incur increased brokerage and tax costs.  The Funds do not have any arrangements with any person to permit frequent purchases and redemptions of Fund shares.

OTHER INFORMATION

It is possible that conditions may exist in the future which would, in the opinion of the Board of Directors, make it undesirable for a Fund to pay redemptions in cash.  In such cases the Board of Directors may authorize payment to be made in portfolio securities of a Fund.  However, the Funds have obligated themselves under the Investment Company Act to redeem for cash all shares presented for redemption by any one shareholder up to $250,000 (or 1% of a Fund’s net assets if that is less) in any 90-day period.  Securities delivered in payment of redemptions are valued at the same value assigned to them in computing the net asset value per share.  Shareholders receiving such securities generally will incur brokerage costs when selling such securities.

Payment for shares of a Fund may, at the discretion of the Adviser, be made in the form of securities that are permissible investments for the Fund as described in the Prospectus.  For further information about this form of payment, contact the Transfer Agent.  In connection with an in-kind securities payment, the Funds will require, among other things, that the securities be valued on the day of purchase in accordance with the pricing methods used by the Fund and that the Fund receive satisfactory assurances that it will have good and marketable title to the securities received by it; that the securities be in proper form for transfer to the Fund; and that adequate information be provided concerning the basis and other tax matters relating to the securities.

The Prospectus and this Statement of Additional Information do not contain all the information included in the Registration Statement filed with the SEC under the Securities Act with respect to the securities offered by the Funds’ Prospectus.  Certain portions of the Registration Statement have been omitted from the Prospectus and this Statement of Additional Information, pursuant to the rules and regulations of the SEC.  The Registration Statement including the exhibits filed therewith may be examined at the office of the SEC in Washington, D.C.

Statements contained in the Prospectus or in this Statement of Additional Information as to the contents of any contract or other documents referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement of which the Prospectus and this Statement of Additional Information form a part, each such statement being qualified in all respects by such reference.

APPENDIX A

Commercial Paper Ratings

A Standard & Poor’s commercial paper rating is a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days.  The following summarizes the rating categories used by Standard & Poor’s for commercial paper in which the Funds may invest:

“A-1” - Issue’s degree of safety regarding timely payment is strong.  Those issues determined to possess extremely strong safety characteristics are denoted “A-1+.”

“A-2” - Issue’s capacity for timely payment is satisfactory.  However, the relative degree of safety is not as high as for issues designated “A-1.”

Moody’s commercial paper ratings are opinions of the ability of issuers to repay punctually promissory obligations not having an original maturity in excess of 9 months.  The following summarizes the rating categories used by Moody’s for commercial paper in which the Funds may invest:

“Prime-1” - Issuer or related supporting institutions are considered to have a superior capacity for repayment of short-term promissory obligations.  Prime-1 repayment capacity will normally be evidenced by the following capacities: leading market positions in well-established industries; high rates of return on funds employed; conservative capitalization structures with moderate reliance on debt and ample asset protection; broad margins in earning coverage of fixed financial charges and high internal cash generation; and well-established access to a range of financial markets and assured sources of alternate liquidity.

“Prime-2” - Issuer or related supporting institutions are considered to have a strong capacity for repayment of short-term promissory obligations.  This will normally be evidenced by many of the characteristics cited above but to a lesser degree.  Earnings trends and coverage ratios, while sound, will be more subject to variation.  Capitalization characteristics, while still appropriate, may be more affected by external conditions.  Ample alternative liquidity is maintained.

The three rating categories of Duff & Phelps for investment grade commercial paper are “Duff 1,” “Duff 2” and “Duff 3.”  Duff & Phelps employs three designations, “Duff 1+,” “Duff 1” and “Duff 1-,” within the highest rating category.  The following summarizes the rating categories used by Duff & Phelps for commercial paper in which the Funds may invest:

“Duff 1+” - Debt possesses highest certainty of timely payment.  Short-term liquidity, including internal operating factors and/or access to alternative sources of funds, is outstanding, and safety is just below risk-free U.S. Treasury short-term obligations.

“Duff 1” - Debt possesses very high certainty of timely payment.  Liquidity factors are excellent and supported by good fundamental protection factors.  Risk factors are minor.

“Duff 1-” - Debt possesses high certainty of timely payment.  Liquidity factors are strong and supported by good fundamental protection factors.  Risk factors are very small.

“Duff 2” - Debt possesses good certainty of timely payment.  Liquidity factors and company fundamentals are sound.  Although ongoing funding need may enlarge total financing requirements, access to capital markets is good.

Fitch short-term ratings apply to debt obligations that are payable on demand or have original maturities of up to three years.  The highest rating category of Fitch for short-term obligations is “F-1.”  Fitch employs two designations, “F-1+” and “F-1,” within the highest category.  The following summarizes the rating categories used by Fitch for short-term obligations in which the Funds may invest:

“F-1+” - Securities possess exceptionally strong credit quality.  Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

“F-1” - Securities possess very strong credit quality.  Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated “F-1+.”

Fitch may also use the symbol “LOC” with its short-term ratings to indicate that the rating is based upon a letter of credit issued by a commercial bank.

Thomson BankWatch short-term ratings assess the likelihood of an untimely or incomplete payment of principal or interest of unsubordinated instruments having a maturity of one year or less which are issued by a bank holding company or an entity within the holding company structure.  The following summarizes the ratings used by Thomson BankWatch in which the Funds may invest:

“TBW-1” - This designation represents Thomson BankWatch’s highest rating category and indicates a very high degree of likelihood that principal and interest will be paid on a timely basis.

“TBW-2” - This designation indicates that while the degree of safety regarding timely payment of principal and interest is strong, the relative degree of safety is not as high as for issues rated “TBW-1.”

IBCA assesses the investment quality of unsecured debt with an original maturity of less than one year which is issued by bank holding companies and their principal bank subsidiaries.  The following summarizes the rating categories used by IBCA for short-term debt ratings in which the Funds may invest:

“A1” - Obligations are supported by the highest capacity for timely repayment.  Where issues possess a particularly strong credit feature, a rating of A1+ is assigned.

“A2” - Obligations are supported by a good capacity for timely repayment.

Corporate Long-Term Debt Ratings

Standard & Poor’s Debt Ratings

A Standard & Poor’s corporate or municipal debt rating is a current assessment of the creditworthiness of an obligor with respect to a specific obligation.  This assessment may take into consideration obligors such as guarantors, insurers, or lessees.  The debt rating is not a recommendation to purchase, sell, or hold a security, inasmuch as it does not comment as to market price or suitability for a particular investor.

The ratings are based on current information furnished by the issuer or obtained by S&P from other sources it considers reliable.  S&P does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information.  The ratings may be changed, suspended, or withdrawn as a result of changes in, or unavailability of, such information, or for other circumstances.

The ratings are based, in varying degrees, on the following considerations:

1.                                       Likelihood of default - capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation.

2.                                       Nature of and provisions of the obligation.

3.                                       Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

Investment Grade

AAA - Debt rated ‘AAA’ has the highest rating assigned by Standard & Poor’s.  Capacity to pay interest and repay principal is extremely strong.

AA - Debt rated ‘AA’ has a very strong capacity to pay interest and repay principal and differs from the highest rated issues only in small degree.

A - Debt rated ‘A’ has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB - Debt rated ‘BBB’ is regarded as having an adequate capacity to pay interest and repay principal.  Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

Speculative Grade

Debt rated ‘BB’, ‘B’, ‘CCC’, ‘CC’ and ‘C’ is regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal.  ‘BB’ indicates the least degree of speculation and ‘C’ the highest.  While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

BB - Debt rated ‘BB’ has less near-term vulnerability to default than other speculative issues.  However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments.  The ‘BB’ rating category is also used for debt subordinated to senior debt that is assigned an actual or implied ‘BBB-’ rating.

B - Debt rated ‘B’ has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments.  Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal.  The ‘B’ rating category is also used for debt subordinated to senior debt that is assigned an actual or implied ‘BB’ or ‘BB-’ rating.

CCC - Debt rated ‘CCC’ has a currently identifiable vulnerability to default, and is dependent upon favorable business, financial, and economic conditions to meet timely payment of interest and repayment of principal.  In the event of adverse business, financial, or economic conditions, it is not likely to have the capacity to pay interest and repay principal.  The ‘CCC’ rating category is also used for debt subordinated to senior debt that is assigned an actual or implied ‘B’ or ‘B-’ rating.

CC - Debt rated ‘CC’ typically is applied to debt subordinated to senior debt that is assigned an actual or implied ‘CCC’ rating.

C - Debt rated ‘C’ typically is applied to debt subordinated to senior debt which is assigned an actual or implied ‘CCC-’ debt rating.  The ‘C’ rating may be used to cover a situation where a bankruptcy petition has been filed, but debt service payments are continued.

CI - The rating ‘CI’ is reserved for income bonds on which no interest is being paid.

D - Debt rated ‘D’ is in payment default.  The ‘D’ rating category is used when interest payments or principal payments are not made on the date due even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such period.  The ‘D’ rating also will be used upon the filing of a bankruptcy petition if debt service payments are jeopardized.

Moody’s Long-Term Debt Ratings

Aaa - Bonds which are rated Aaa are judged to be of the best quality.  They carry the smallest degree of investment risk and are generally referred to as “gilt edged.”  Interest payments are protected by a large or by an exceptionally stable margin and principal is secure.  While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa - Bonds which are rated Aa are judged to be of high quality by all standards.  Together with the Aaa group they comprise what are generally known as high grade bonds.  They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than in Aaa securities.

A - Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium grade obligations.  Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment some time in the future.

Baa - Bonds which are rated Baa are considered as medium-grade obligations (i.e., they are neither highly protected nor poorly secured).  Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time.  Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba - Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured.  Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future.  Uncertainty of position characterizes Bonds in this class.

B - Bonds which are rated B generally lack characteristics of the desirable investment.  Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa - Bonds which are rated Caa are of poor standing.  Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca - Bonds which are rated Ca represent obligations which are speculative in a high degree.  Such issues are often in default or have other marked shortcomings.

C - Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Fitch IBCA Bond Ratings

Fitch investment grade bond ratings provide a guide to investors in deterring the credit risk associated with a particular security.  The ratings represent Fitch’s assessment of the issuer’s ability to meet the obligations of a specific debt issue or class of debt in a timely manner.

The rating takes into consideration special features of the issue, its relationship to other obligations of the issuer, the current and prospective financial condition and operating performance of the issuer and any guarantor, as well as the economic and political environment that might affect the issuer’s future financial strength and credit quality.

Fitch ratings do not reflect any credit enhancement that may be provided by insurance policies or financial guaranties unless otherwise indicated.

Bonds that have the same rating are of similar but not necessarily identical credit quality since the rating categories do not fully reflect small differences in the degrees of credit risk.

Fitch ratings are not recommendations to buy, sell, or hold any security.  Ratings do not comment on the adequacy of market price, the suitability of any security for a particular investor, or the tax-exempt nature of taxability of payments made in respect of any security.

Fitch ratings are based on information obtained from issuers, other obligors, underwriters, their experts, and other sources Fitch believes to be reliable.  Fitch does not audit or verify the truth or accuracy of such information.  Ratings may be changed, suspended, or withdrawn as a result of changes in, or the unavailability of, information or for other reasons.

AAA                                   Bonds considered to be investment grade and of the highest credit quality.  The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

AA                                             Bonds considered to be investment grade and of very high credit quality.  The obligor’s ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated ‘AAA.’  Because bonds rated in the ‘AAA’ and ‘AA’ categories are not significantly vulnerable to foreseeable future developments, short-term debt of the issuers is generally rated ‘F-1+.’

A                                                       Bonds considered to be investment grade and of high credit quality.  The obligor’s ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

BBB              Bonds considered to be investment grade and of satisfactory credit quality.  The obligor’s ability to pay interest and repay principal is considered to be adequate.  Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore impair timely payment.  The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

Fitch speculative grade bond ratings provide a guide to investors in determining the credit risk associated with a particular security.  The ratings (‘BB to ‘C’) represent Fitch’s assessment of the likelihood of timely payment of principal and interest in accordance with the terms of obligation for bond issues not in default.  For defaulted bonds, the rating (‘DDD’ to ‘D’) is an assessment of the ultimate recovery value through reorganization or liquidation.

The rating takes into consideration special features of the issue, its relationship to other obligations of the issuer, the current and prospective financial condition and operating performance of the issuer and any guarantor, as well as the economic and political environment that might affect the issuer’s future financial strength.

Bonds that have the same rating are of similar but not necessarily identical credit quality since the rating categories cannot fully reflect the differences in the degrees of credit risk.  Moreover, the character of the risk factor varies from industry to industry and between corporate, health care and municipal obligations.

BBB

Bonds are considered speculative. The obligor’s ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified which could assist the obligor in satisfying its debt service requirements.

B

Bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payment of principal and interest reflects the obligor’s limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

CCC	Bonds have certain identifiable characteristics which, if not remedied, may lead to default. The ability to meet obligations requires an advantageous business and economic environment.

CC	Bonds are minimally protected. Default in payment of interest and/or principal seems probable over time.

C	Bonds are in imminent default in payment of interest or principal.

DDD, DD
and D

Bonds are in default on interest and/or principal payments. Such bonds are extremely speculative and should be valued on the basis of their ultimate recovery value in liquidation or reorganization of the obligor.

Duff & Phelps, Inc. Long-Term Debt Ratings

These ratings represent a summary opinion of the issuer’s long-term fundamental quality.  Rating determination is based on qualitative and quantitative factors which may vary according to the basic economic and financial characteristics of each industry and each issuer.  Important considerations are vulnerability to economic cycles as well as risks related to such factors as competition, government action, regulation, technological obsolescence, demand shifts, cost structure, and management depth and expertise.  The projected viability of the obligor at the trough of the cycle is a critical determination.

Each rating also takes into account the legal form of the security (e.g., first mortgage bonds, subordinated debt, preferred stock, etc.).  The extent of rating dispersion among the various classes of securities is determined by several factors including relative weightings of the different security classes in the capital structure, the overall credit strength of the issuer, and the nature of covenant protection.  Review of indenture restrictions is important to the analysis of a company’s operating and financial constraints.

Ratings of ‘BBB-’ and higher fall within the definition of investment grade securities, as defined by bank and insurance supervisory authorities.

Rating Scale	Definition

AAA	Highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

AA+ AA AA-	High credit quality. Protection factors are strong. Risk is modest, but may vary slightly from time to time because of economic conditions.

A+ A A-	Protection factors are average but adequate. However, risk factors are more variable and greater in periods of economic uncertainty.

BBB+ BBB BBB-	Below average protection factors but still considered sufficient for prudent investment. Considerable variability in risk during economic cycles.

BB+ BB BB-

Below investment grade but deemed likely to meet obligations when due. Present or prospective financial protection factors fluctuate according to industry conditions or company fortunes. Overall quality may move up or down frequently within this category.

B+ B B-	Below investment grade and possessing risk that obligations will not be met when due. Financial protection factors will fluctuate widely according to economic cycles.

CCC

Well below investment grade securities. Considerable uncertainty exists as to timely payment of principal, interest or preferred dividends. Protection factors are narrow and risk can be substantial with unfavorable economic/industry conditions, and/or with unfavorable company developments.

DD	Default debt obligations. Issuer failed to meet scheduled principal and/or interest payments.

DP	Preferred stock with dividend arrearages.